AS FILED WITH THE SECURITIES AND EXCHANGE
               COMMISSION ON OCTOBER 18, 2002

               REGISTRATION NO. 333-033890
         SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549

                     Amendment 8 to
                      FORM SB-2

         REGISTRATION STATEMENT UNDER THE
             SECURITIES ACT OF 1933

         Power Save International, Inc.
    (Exact name of registrant as specified in its charter)

  NEVADA                 3629               88-0227424
 (State of          (Primary standard industrial     (I.R.S. employer
Incorporation)       classification code number)    identification number)

                    5800 NW 64 Avenue
                     Building 26 #109
                  Tamarac, Florida 33319
                  Telephone: (954) 722-1615
             (Address and telephone number of Registrant's
                        principal executive offices)

                   Scott Balmer, Chairman
                  Power Save International, Inc.
                     5800 NW 64 Avenue
                      Building 26 #109
                   Tamarac, Florida 33319
                  Telephone:  (954) 722-1615
             (Name, address, and telephone number of Agent
                       for Service of Process)

                       Copies to:
                   Jody M. Walker, Esq.
                 7841 South Garfield Way
                  Littleton, CO 80122
                    (303) 850-7637
              (303) 220-9902 - facsimile

Approximate Date of Commencement of Proposed Sale to the Public: Effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1993, check the following box  [  ]

                CALCULATION OF REGISTRATION FEE

Title of Each Class     Amount of
Securities to be      Shares to be     Valuation     Aggregate     Registration
Registered             Registered      Per Share     Valuation        Fee
Common Shares         1,000,000         $5.00        $5,000,000   $1,390.00

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION
STATEMENT ON SUCH DATE OR DATES AS MAY BE
NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE
REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH
SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN
ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT
OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL
BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION,
ACTING PURSUANT TO SAID SECTION 8(a), MAY
DETERMINE.

             Power Save International, Inc.

                     $5,000,000

                 1,000,000 Common Shares
               At $5.00 per Common Share

           There is a minimum offering amount
                of 100,000 Common Shares

           There is no minimum investment amount


Power Save is an original equipment manufacturer of cogeneration systems.

_________________________
This is our initial public offering and no public
market current exists for our securities.   We
have not applied to be listed on any trading market or exchange.

This offering will terminate on December 31, 2003.

An investment in our securities involves high risk. Consider carefully the risk factors beginning on page 8 in the prospectus.


                          Per
                     Common Share   Minimum      Maximum
Public Price             $5.00      $500,000    $5,000,000
Proceeds to Power Save   $5.00      $500,000    $5,000,000

*Customary standard commissions will only be paid if a registered broker-dealer sells our common shares.

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

              Table of Contents

Summary of the Offering                       6
Risk Factors                                  7
   -   We have not conducted any significant
         operations to date
   -   We will receive a reduced amount or up to a
         100% reduction in revenue
   -   We may lose the equipment or be liable for
         additional amounts
   -   You will experience immediate dilution
   -   You cannot withdraw your funds after we
         obtain the minimum amount of the offering
  -   Our auditors have expressed a going
         concern
   -   We may be unable to raise additional
         capital
   -   If Scott Balmer, an officer and director,
         fails to provide promised funding
   -   A mass market for small cogeneration
         systems may never develop
   -   We have only manufactured our systems
         on a pilot basis
   -   We are also relying on contractors to
         outsource the production of our systems
   -   Alternatives to our technology could render
         our systems obsolete
   -   We may not be able to protect our
         proprietary technology, system designs and
         manufacturing processes.
   -   We have no public market for our common
         shares
   -   Demand for our systems may be lessened
   -   The value of your investment could be
         diluted
   -   Your vote will not affect the outcome of
         any shareholder vote
Forward Looking Statements                    13
Power Save                                    14
Use of Proceeds                               30
Dilution                                      32
Management's Discussion and Analysis
   of Financial Condition
   and Results of Operations                  33
Determination of Offering Price               37
Plan of Distribution                          37
Management                                    39
Principal Shareholders                        44
Indemnification                               44
Certain Transactions                          45
Market for Common Stock and Related
   Stockholder Matters                        46

Shares Eligible for Future Sale               46
Description of Securities                     47
Legal Proceedings                             48
Experts                                       48
Interests of Named Experts and Counsel        48
Legal Matters                                 49
Reports                                       49
Additional Information                        49
Financial Statements                          51



Until                (90 days after the date of
this prospectus), all dealers effecting
transactions in the common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscription.

            Summary of the Offering

Power Save was incorporated on May 8, 1987 under the laws of the State of Nevada. Power Save's principal executive and administrative offices are at 5800 NW 64 Avenue, Building 26, #109, Tamarac,
FL 33319 - telephone number (954) 722-1615.

Power Save
                        -   designs,
                        -   manufactures,
                        -   sells/leases and
                        -   finances

natural gas fueled cogeneration plants.

Outstanding
   Securities           6,414,149 common shares

The Offering            A minimum of 100,000
                        common shares and up to a
                        maximum of 1,000,000
                        common shares

No Formal Escrow        We have not established a
                        formal escrow account.
                        Any funds received will be
                        held in a separate account
                        until the minimum offering
                        amount has been reached.

                        If the minimum offering
                        amount is not obtained by
                        December 31, 2003, the
                        funds will promptly be
                        refunded within the next
                        business day or as soon as
                        possible after the
                        termination of the
                        offering to investors with
                        interest.

Offering termination    December 31, 2003

Public Market           There is no public market
                        for the common shares.

Use of Proceeds         The proceeds from this
                        offering will be used for

                      - future acquisitions-
                         $1,500,000

                     - marketing and advertising
                          -$720,000,
                      - general and
                         administrative-$680,350
                      - inventory/lease financing
                         -$1,181,950
                      - website-$10,000
                      - equipment purchase/lease
                          -$43,800

                      Power Save will use the net
                      proceeds of the offering
                      over the next twelve months.

No commitment to
 purchase common
 shares.              No commitment by anyone
                      exists to purchase any of
                      the common shares we are
                      offering.

                Risk Factors

1.   We have not conducted any significant
operations to date and have not generated any
significant revenues.   You may lose your entire
investment.

Since our incorporation, our activities have been
principally devoted to positioning ourselves to
achieve our business objectives.  We have had no
material operating revenue to date and expect to
incur losses and administrative expenses until we
begin the sales of our products or we receive
revenues from any of our proposed operations.   To
date, we have an accumulated deficit of
$1,765,213. If we cannot generate revenues, you may lose your entire investment.

2. We will receive a reduced amount or up to a 100% reduction in revenue if the savings do not materialize.

The bulk of the CoGenAirHeat systems as installed
will be owned by us and leased to the sites for a
ten-year period of time on a guaranteed savings
basis.    If it is determined that the savings
under the plan would not be met then revenue would not be recognized by the company because it is not realized or realizable and earned as per SAB 101.

3. We may lose the equipment or be liable for additional amounts if the savings are not met under the guaranteed savings plan.

If it was determined that the savings would not be met, the equipment would either be pulled from the location and a total loss would be booked on this job. Or secondly, the equipment may be left at the job site and the company would be liable for the difference between any savings and the lease liability for the equipment.

4. You will experience immediate dilution of at least 88% of your investment if we raise the entire offering amount and of at least 98% of your investment if we raise the minimum offering amount.

Immediately after the offering, if we raise the entire amount, the book value per common share will be $.61 or 88% less than the offering price.
If we only raise $500,000, the book value per common share will be $08 or 98% less than the offering price.

5.   You cannot withdraw your funds after we
obtain the minimum amount of the offering.

If we only raise the minimum offering amount and do not terminate the offering, you will not be able to obtain a refund of your funds.

6. Our auditors have expressed a going concern issue that notes our need for capital and/or revenues to survive as a business. You may lose your entire investment.

Our auditors have expressed reservations concerning our ability to continue as a going concern. We have incurred losses for the last several years and require a significant change in our business operations to reverse this trend.
You may lose your entire investment.

7. We may be unable to raise additional capital to complete our product development and commercialization plans. We may never become profitable and you may lose your entire investment.

Our product distribution schedule could be delayed if we are unable to fund our marketing capabilities. We do not know whether we will be able to secure additional funding, or funding on terms acceptable to us, to pursue all of our marketing plans through the mass-market stage.

8. If Scott Balmer, an officer and director, fails to provide promised funding, our business would be negatively affected.

If the minimum offering amount is not obtained, Scott Balmer, a director and sole shareholder has agreed to provide advances up to $20,000 until alternative funding can be obtained, if any. Our business would be materially affected by Mr.
Balmer's failure to provide the promised funding.

9.   A mass market for smaller cogeneration
systems may never develop or may take longer to develop than we anticipate

A mass market may never develop for our systems, or may develop more slowly than we anticipate.
If a mass market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred to develop our product and may be unable to achieve profitability.

The development of a mass market for our systems may be impacted by many factors, some of which are out of our control, including:
      -  the  cost  competitiveness  of
          cogeneration  systems;
      -  the  future  costs  of  natural  gas,
          propane and other fuels used by our
          systems;
      -  consumer  reluctance  to  try  a  new
          product;
      - consumer perceptions of our systems' safety;
      -  regulatory  requirements;  and
      - the emergence of newer, more competitive technologies and products.

10. We have only manufactured our systems on a pilot basis and we do not have manufacturing experience for cogeneration systems on a production basis that would provide us with substantive production data instead of estimates.

To date, we have focused primarily on research and development and have little relevant experience to the manufacture of cogeneration systems for the small business market on a commercial basis. All of our manufacturing and installation to date has been on a pilot basis.

Even if we are successful in developing effective manufacturing capability and processes on an outsourced basis, we do not know whether we will do so in time to meet our product commercialization schedule or to satisfy the requirements of our distributors or customers.

11.   We are also relying on contractors to
outsource the production of our systems. We may obtain profitable operations if unfavorable changes in pricing, production shortfalls, etc.
occur.  You may lose your entire investment.

Our dependency upon outside manufacturers places us at risk for unfavorable changes in pricing, production shortfalls, delayed deliveries, sub-standard production and other potential problems associated with not controlling an important part of the business process.

We have not negotiated long-term contracts with any manufacturer and are relying instead on the hoped for easy availability of standard manufactured components that are widely available and are therefore exposed if such reliance proves faulty.

12. Alternatives to our technology could render our systems obsolete. We may never obtain profitable operations and you may lose your entire investment.

Our system is only one of a number of alternative
energy products being developed today as
supplements to the electric grid that have
potential commercial industrial applications.
Improvements are also being made to the existing
electric transmission system.   Technological
advances in alternative energy products, improvements in the electric grid or other fuel cell technologies may render our systems obsolete.

13.   We may not be able to protect our
proprietary technology, systems designs and
manufacturing processes.   We may never become
profitable and you may lose your entire
investment.

Much of our products and processes are in the public domain. The manner in which we package, brand and market our products is our most distinguishing feature. We do not expect, therefore, to seek patent protection.

Further, our competitors may independently develop or patent technologies or processes that are superior to ours. If we are found to be infringing on third party patents, we do not know whether we will be able to obtain licenses to use such patents on acceptable terms, if at all. Failure to obtain needed licenses could delay or prevent the sale of our systems.

We rely, in part, on contractual provisions to protect our trade secrets and proprietary knowledge. These agreements may be breached, and we may not have adequate remedies for any breach.
Our trade secrets may also be known without breach of such agreements or may be independently developed by competitors. Our inability to maintain the proprietary nature of our products could harm our business, prospects, results of operations or financial condition.

14.  We have no public market for our common
shares. You may not be able to liquidate your common shares and you may lose your entire investment.

At the present time, there is no public market for our common stock, nor can there be any guarantee that such a market will develop, or if developed, will be sustained. Investors should consider the purchase of shares to be a long-term investment.

These securities are not yet registered in any states. Subsequent sale and transfer to residents of various states may be required to be made only pursuant to registration or an exemption from registration in the transferee's state.

15. Demand for our systems may be lessened by changes in government regulations and electric utility industry restructuring that we are unable to predict. We may never become profitable and you may lose your entire investment.

The market for electricity generation products is heavily influenced by federal and state governmental regulations and policies concerning the electric utility industry. The loosening of current regulatory standards could deter further investment in the research and development of alternative energy sources and could result in a significant reduction in the potential market demand for our products. We cannot predict how the deregulation and restructuring of the industry will affect the market for small business cogeneration systems.

We do believe that our product and its
installation will be subject to oversight and regulation at the local level in accordance with state and local ordinances relating to building codes, safety, pipeline connections and related matters. This regulation may depend, in part, upon whether a system is placed outside or inside a building.

16. The value of your investment could be diluted due to future sales of our stock.
Substantial sales of our common stock in the public market following this offering, or the perception by the market that these sales could occur, could lower our stock price or make it difficult for us to raise additional equity capital in the future.

After this offering, we will have 7,414,149 shares
of common stock outstanding.  Of these shares, the
1,000,000 shares sold in this offering will be
freely tradable.  The remaining 6,414,149 shares
are subject to a one-year lock-up agreement.
The holder of the common shares is an officer and
director of Power Save.    At Power Save's
discretion, 6,414,149 shares will generally be available for sale pursuant to Rule 144 one-year after the offering is fully subscribed or terminated. We cannot predict if future sales of our common stock, or the availability of our common stock for sale, will harm the market price for our common stock or our ability to raise capital by offering equity securities.

17. Your vote will not affect the outcome of any shareholder vote since our principal stockholder will retain approximately 87% of our outstanding stock.

Upon the completion of this offering, our principal stockholder, Scott Balmer, will retain approximately 87% of our outstanding stock. For instance, Mr. Balmer would be able to control the outcome of all stockholder votes, including votes concerning director elections, charter and by-law amendments and possible mergers, corporate control contests and other significant corporate transactions.

      Forward Looking Statements

The statements contained in this prospectus that
are not historical fact are forward-looking
statements which can be identified by the use of
forward-looking terminology such as "believes,"
"expects," "may," "will," "should," or
"anticipates" or the negative thereof or other
variations thereon or comparable terminology, or
by discussions of strategy that involve risks and
uncertainties.   We have made the forward-looking
statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law.
Therefore, the actual experience of Power Save, and results achieved during the period covered by any particular projections and other forward-looking statements, should not be regarded as a representation by Power Save, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                  Power Save

The predecesser company of Power Save was
incorporated on May 8, 1987 in Nevada under the
name Florida Pacific Corporation.  In December
1988, Power Save Products was merged into Florida
Pacific and the name was changed to Power Save
International, Inc.  To obtain personal funds,
Scott Balmer, the principal shareholder, sold most
of his controlling shares in July 1999 to Impact
Consulting Group, Inc., a non-affiliate, for
$150,000 and resigned as an officer and director.
After this change in control, the name was changed
to Interactive Music, Inc.   At the same time, Mr.
Balmer entered into an agreement with the new
management to purchase the assets, liabilities and
name "Power Save International, Inc." for $2,000
so he could continue to pursue development and
marketing of the technology.   Mr. Balmer
contributed the assets and liabilities into a new corporation named Power Save, Ltd. formed in Nevada on July 23, 1999 and the name was later changed to Power Save International, Inc.

For the past two years, Power Save has been
inactive as we have attempted to obtain public
financing for our operations.   Upon receipt of
sufficient funding, we will design, sell/lease and finance fossil-fueled engine-driven air conditioning, heating, thermal heat recovery and electric co-generating plants. We will target the more than 2 million U.S. small businesses that usually are unable to negotiate attractive utility rates.

A co-generator produces both heat and electricity from one fuel source. We will provide equipment that can provide typical savings of 20% to 50% on annual utility bills for heating, ventilating, air conditioning known as HVAC on a convenient rental or lease/purchase basis.

With conventional utility connections in reserve, our clients will have redundant and secure power supplies at less cost than organizations that are solely dependent upon normal utility hookups.

Our natural gas-fired individual unit sales range from $75,000 to $125,000, with retrofits ranging between $125,000 and $500,000,on an installed and connected basis.

Most competition for co-generation has focused on
large-scale industrial users, permitting Power
Save to concentrate on the market for small
businesses.   The energy efficiency of
cogeneration systems is approximately twice that of conventional generation, largely stemming from our ability to economically use the heat produced, as referenced in DOE, "Tomorrow's Energy Today", with important environmental benefits.

Through our founder, Scott Balmer, we have more than thirty years of development and installation experience and now intend to develop a national market for our proven technology. Our original demonstration test site model, Power Save
International-120, system was installed in 1995 in Mamaroneck, NY and continues to meet or exceed the customer's expectations. Our latest Power Save
International-70/50 Combo system was completed in a commercial office building in Rochester, New
York.

Our basic system module consists of
   -   a natural gas fueled engine,
   -   air conditioning compressor,
   -   electric generator,
   -   heat recovery unit, and
   -   micro-processor

Our systems are built in a proprietary manner,
sold outright and/or operated on a turnkey basis
as the Power Save International Combo package of
cogeneration technology.   A turnkey basis is
where we handle the whole project beginning with the design and continuing on with

   -   obtaining permits
   -   installation
   -   equipment and
after startup and proof of performance, it is accepted by the client.

Our expansion will be created through a
combination of advertising in the national trade magazines for outright sales, and direct sales representatives in selected areas for the sale/lease of units. We also intend to acquire suitable HVAC companies that will permit the more rapid conversion of existing customer bases to our units.

We have built our systems to date from components that we have purchased from Ford Motor Company, Hall Screw and other suppliers. We believe that ample components are available from normal commercial sources and we have relied upon purchase orders without formal contracts or agreements in place.

Our risk model

     We have taken steps to lower the risks that we take and simultaneously enhance our expectations of profitability during a period of rapid growth. We have structured the following business profile:

     -    Outright sales are made for cash with a
50% deposit due upon the order, 40% prior to
shipment and the remaining 10% on startup.
     -    We intend to contract out most
manufacturing and routine maintenance needs to
companies or individuals in the field; the
requirement for a parts inventory will be
outsourced on an as needed basis.   There are
several vendors that supply these parts. As these vendors are easily replacable, we have not entered into any specific contracts.

During the last three years, we have had no revenues, contracts or deposits received. If any deposits are received, they will be immediately utilized to order and pay for the materials and labor to build the system.

We intend to arrange for maintenance with local
HVAC companies and to provide servicing
information to them.    We have not presently
developed agreements for this maintenance.
     - Unless sold outright, the systems remain the property of Power Save International and are easily recoverable, if necessary.
     -    Funds from this offering and borrowings
are targeted principally for production and installations with immediate income.

Marketing

We have examined various factors associated with our market including
   -   small business electricity usage,
   -   ability to pay for our systems,
   -   power availability and quality,
   -   fuel sources,
   -   electricity prices,
   -   penetration of competing distributed
         generation technologies,
   -   new capacity requirements and
   -   the cost of new capacity additions.

Based on this evaluation, we intend to target the following market segments for our systems:

     -    Business users with annual electricity
costs between ($100,000 to $1,000,000);
     -    Firms in remote areas with little
available service competition.
     -   Facilities in high electricity cost
areas.
     - Business users where utilities are unable to efficiently satisfy power needs.
     - Strategic partnership possibilities where natural gas utilities can enhance their sales with our installations.

  We will employ numerous techniques to identify potential customers such as:

     -    Advertisements in the trade
publications.

     -    Maintenance of a Web site that
illustrates our benefits.
     -    Identify, acquire and support several
profitable and attractive HVAC companies as subsidiaries.
     - Secure motivated sales engineers at each HVAC subsidiary site and provide evaluation, design and marketing support. We are specifically looking for superior market and technologically specific expertise.
     -    We will centrally manage the delivery
and installation to allow field personnel to concentrate on marketing activities.

A large percentage of the funds raised will be for
   -   inventory of components,
   -   finished goods and
   -   systems site lease financing.

We have determined that there are 20 states where the difference between the costs of natural gas as opposed to the costs of electricity creates a favorable economic situation for the placement of our systems. The states are as follows:
   -   New York,
   -   Vermont,
   -   New Jersey,
   -   New Hampshire,
   -   Massachusetts,
   -   Connecticut,
   -   Nevada,
   -   Missouri,
   -   Rhode Island,
   -   Pennsylvania,
   -   Kansas,
   -   California,
   -   Ohio,
   -   Arizona,
   -   Missouri,
   -   New Mexico,
   -   Mississippi,
   -   Illinois,
   -   Michigan, and
   -   Louisiana.

Upon completion of the offering, we will commence with a marketing program, which encompasses, advertisements in the trade magazines backed up by recruiting qualified systems sales engineers for each of these marketing areas.

Additionally, in order to have the product available for placement at sites and eliminate long lead times, we will order and stock sufficient components to have 10 basic system modules on hand as finished goods.

Guaranteed savings plan.   The bulk of the
CoGenAirHeat systems as installed will be owned by
us and leased to the sites for a ten-year period
of time on a guaranteed savings basis.  Based on
an in-house detailed feasibility study and
economic analysis of the costs of generating
electricity and heat for our system compared to
the client's present and expected costs for
providing equivalent power we will perform at each
site, we will determine, on a case by case basis,
an estimated share of the savings incurred to be
paid to us in lieu of customer payments.   In a
typical application where the economic analysis
has shown savings of $200,000 yearly, Power Save
would receive approximately $1,800-$2,500 per
month after the site has $1,600 in monthly net
savings and all maintenance and amortization
expense has been paid.    We will receive a
reduced amount or up to a 100% reduction in this share if the savings do not materialize.

Revenue under the future contract will not be
recognized until it is realized or realizable and
earned.   The earning process takes place on a
month to month basis when it is determined whether
or not the 10% savings on the utility bill is being
met or not.   If the savings is met then the
revenue is earned and recognized.   If there is no
savings, then the revenue is not recognized and a
liability would exist and be recorded by the
company.   The signed leased agreement with its
provisions would satisfy the SAB 101 criteria regarding "pervasive evidence of an arrangement exists"; the monthly analysis as to savings would satisfy the SAB 101 criteria regarding "delivery has occurred or services have been rendered"; and the provisions of the contract will be such and agreed to by both parties so that the savings amount is clear and determinable which would satisfy the SAB 101 criteria regarding "the sellers price to the buyer is fixed and determinable".

If it is determined that the savings under the plan would not be met then revenue would not be recognized by the company because it is not realized or realizable and earned as per SAB 101.

Additionally, if it was determined that the savings would not be met, the equipment would either be pulled from the location and a total loss would be booked on this job. Or secondly, the equipment may be left at the job site and the company would be liable for the difference between any savings and the lease liability for the equipment.

Power Save would review the job analysis and determine what caused the lack of savings, the fuel costs, the function of the equipment or a miscalculation of the factors on the job.

Sales Strategy

     We will implement our marketing plan with an
emphasis on differentiating us from competing
providers of equivalent equipment.   Our strategy
is essentially to permanently upgrade and alter the way HVAC equipment is used by the small end user market. We generate direct sales of our units partially through industry advertising, largely in trade publications. We will also depend upon contractor sales personnel who have already established relationships with prime sales prospects. We will target
   -   owners,
   -   operators and
   - managers of the properties that are prime candidates for our systems and seek to leverage our advertising.

We will also supply a resident cogeneration sales engineer and support him or her with operating systems, a defined marketing program and facilities.

Our line of products is designed for the cogeneration market. These systems are also known as CoGenAirHeat units, indicating that they are
   -   engine-driven air-conditioning,
   -   refrigeration,
   -   electric-generation and
   -   heat recovery units.

We do not expect to be dependent upon a few customers.

Our on-site sales engineer will develop working relationships with local utilities and complete energy audits for prospective customers. Although the sales cycle to initial system placement may take up to nine months from the date of the energy audit, we expect to generate a sustaining backlog of projected installations. We also anticipate that successful site-performance histories will serve as valuable referrals and demonstrations for on-going system sales and acquisitions as well.

Industry background

The bulk of the cogeneration industry today primarily revolves around large industrial installations and numerous systems are operating in the marketplace today. Capital markets have developed attractive financing mechanisms and regularly fund such projects. The National Energy
Policy Act of 1992 brought about deregulation in order to balance out the usage of natural gas and electricity and alleviate the need to build new power plants.

Incentive programs that encourage adherence to the Act constitute an important impetus to our growth.
Because natural gas sales should increase to our clients, the gas utility in the market of each of our prospective HVAC licensees/subsidiaries should be an immediate beneficiary of our installations and may have an interest in working closely with us. To the extent that natural gas becomes a more available power source we anticipate that such availability will make our natural gas systems even more attractive.

Power Save International strategy

Our approach has been to overcome the existing competitive barriers by making cogeneration technology available to small users and we have developed:
   -   a  standard  line  of  affordable  and
easy to integrate, 100KW to 500 KW cogeneration modules, with energy efficiency savings;
   - a low risk leasing vehicle whose repayment stream is closely matched to savings and is compatible with customer needs; and

      - administrative policies that can decrease overhead costs and provide efficient customer service.

The modular nature of our systems permits us to fully use HVAC facilities and personnel with other technological expertise as well as plant and equipment.

Our corporate and site engineering staff will
   -   specify,
   -   design and
   - deliver the cogeneration components and/or modules to a HVAC facility for their assembly, installation and continuing maintenance.

The expected increase in site placements and revenues accompanied by new technology is expected to significantly improve the competitive position as well as the stability and capabilities of HVAC organizations.

Products

Technological developments in
   -   efficiency,
   -   size and
   - standardize manufacturing of sub-systems and components

have allowed us to provide our CoGenAirHeat System for
   -   commercial,
   -   industrial and
   - large residential equipment of all sizes and BTU capacities.

We can outsource major manufacturing components,
while producing cost-effective solutions to an
underserved market niche of significant size.   At
the time of a sale, we will enter into an agreement with parties to be selected at that time to manufacture or assemble the project to our specifications and with components we specify.
No agreements are in place at this time and we have no plans to set up our own manufacturing facility.

We sell complete systems with all the components necessary to provide full cogeneration power and heat.

Our products have been fully developed and rest largely upon combining off the shelf components into attractive systems. We are not dependent upon any one supplier for any of our components.

Our standard lease agreement requires us to
provide the installation and services necessary to
operate CoGenAirHeat systems and to otherwise
protect our proprietary information for a period
of ten years.   We will bear the cost of these
installation and services.   If we do not meet our
service maintenance obligations under the lease, the lease terminates and the client will, at their option, either

   - remove equipment and dispose of equipment with all coasts associated with removal and disposal to be borne by us, or
   - purchase the system from us at the price of the system's initial installed cost minus depreciation at the rate of 10% per year or a purchase price either previously elected by or available to the client under the lease minus the service maintenance fees, whichever purchase price is less.

Competitive advantages

We have formulated our systems and marketing program so that:

          -    The customer receives a state of
the art equipment upgrade at no cost by opting to share the energy savings with us, while the existing life of his present facility is extended with efficiency and substantial cost savings, all under our standard lease agreement and
          -    The HVAC licensee experiences only
incremental costs under our agreements.

Competition

     There are approximately 25 air-conditioning and/or electric generating manufacturers in the U.S. that produce engine-drive systems, but we believe that none have successfully addressed the millions of small businesses that could use some form of cogeneration equipment. Current manufacturers have supplied to, and focused upon, the large industry segment only, to date.

The significant barriers to this market include:
   -   long sales and installation cycles;
   - complicated due diligence procedures for system financing, and
   - costly operational structure need to expand quickly into new markets.

We have solved these problems by:
   -   building standard and easily scalable
modules available in weeks;

   - providing financing with the proceeds of this offering, if successful or through private bulk funding or leasing company sources yet to be determined; and

   - by leveraging the existing assets of HVAC companies through distribution or acquisition alignments, we accelerate geographical penetration.

We will also compete with other distributed generation technologies including fuel cells and reciprocating engines, available at prices competitive with existing forms of power generation.

We believe that our systems will have a
competitive advantage in that they can be easily scaled to various business sizes and will be more efficient in handling the load profile of small business customers. We also believe that our systems will be
   -   quiet,
   -   environmentally clean,
   -   efficient and
   - relatively inexpensive to install, service and maintain.

Our systems will also compete with solar and wind-powered systems.

As a result of targeting small businesses that do not currently have easy access to cogeneration, we believe we will lead the competition in this market area upon successful completion of this offering.

We differ from our competitors in that most require dismantling the existing system and installing a completely new system. Our system supplements and integrates with the existing system.

Need for cogeneration

     Based on our experience, due to increasing
competitive pressures to cut costs, owners and
operators of industrial and commercial facilities
are actively looking for ways to use energy more
efficiently.   One option is cogeneration.

Cogeneration is the simultaneous production of air conditioning, or other shaft power usage, electricity and useful heat from the same fuel source. Facilities with cogeneration systems use them to produce their own electricity, and use the waste heat for
   -   process steam,
   -   hot water heating,
   -   space heating, and
   -   other thermal needs.

They may also use excess process heat to produce steam for electricity production.

Cogeneration currently coexists with a regulated industry that is going through major structural changes that may limit its application.

Cogeneration applications

     Cogeneration systems have been designed and built by the larger firms in the industry for many different applications. We have only two installed systems, both for smaller users. While most require dismantling the existing system and installing a completely new system, our system supplements and integrates with the existing system.

Large-scale systems can be built on-site at a plant, or off-site. Off-site plants need to be close enough to a steam source to cover the cost of a steam pipeline. Industrial or commercial facility owners can operate the plants, or a utility or a non-utility generator may own and operate them. Manufacturers use 90% of all cogeneration systems. Some industries and waste incinerator operators who own their own equipment realize sizable profits with cogeneration.

Another large-scale application of cogeneration is for district heating. Many colleges and cities, which have extensive district heating and cooling systems, have cogeneration facilities.

The University of Florida has a 42 Megawatt gas turbine cogeneration plant built in partnership with the local utility though we were not involved in any aspect of this installation. Pictures of the plant as well as descriptions of the system and other technical references are currently available on the Internet.

Some large cogeneration facilities were built primarily by other manufacturers to produce power.
They produce only enough steam to meet the requirements for qualified facilities under the Public Utilities Regulatory Act of 1978. If no steam host is nearby, one can be built. For example, there are large 80 megawatt or more plants operating under the Public Utilities
Regulatory Act of 1978, that have large
greenhouses as steam hosts" though these are not our products. The greenhouses operate without losing money only because their steam heat is virtually free of charge.

Many utilities have formed subsidiaries to own and operate cogeneration plants. These subsidiaries are successful due to the operation and maintenance experience that the utilities bring to them. They also usually have a long-term sales contract lined up before the plant is built. One example is a 300 megawatt plant that is owned and operated by a subsidiary co-owned by a utility and an oil company though we did not participate in this project. The utility feeds the power directly into its grid. The oil company uses the steam to increase production from its nearby oil wells.

Cogeneration systems are also available to small-scale commercial and industrial users of electricity, our only target market. Small-scale packaged or modular systems are being manufactured for commercial and light industrial applications.
Modular cogeneration systems are compact, and can be manufactured economically.

These systems, ranging in size from 20 to 650 kilowatts produce electricity and hot water from engine waste heat. It is usually best to size the systems to meet the hot water needs of a building.
Thus, the best applications are for buildings such as hospitals or restaurants that have a year-round need for hot water or steam. They can be operated continuously or only during peak load hours to reduce peak demand charges, although continuous operation usually has the quickest payback period.

Cogeneration systems have also been developed for private residences however this is not a market that we have an immediate interest in pursuing.
These home-sized cogeneration packages have a capacity of up to 5 kilowatts. Both natural gas-fueled and oil-fueled systems exist. They are capable of providing most of the heating and electrical needs for a home.

Small-scale cogeneration has not been widely used in the United States due to the initial cost of buying and installing the system.

Environmental issues

While cogeneration provides several environmental benefits by making use of waste heat and waste products, air pollution is a concern any time fossil fuels or biomass are burned. The major regulated pollutants include particulates, sulfur dioxide and nitrous oxides. Water quality, while a lesser concern, can also be a problem.

New cogeneration plants are subject to an
Environmental Protection Agency permit process
designed to meet National Ambient Air Quality
Standards.   Many states have stricter regulations
than the EPA. This can add significantly to the initial cost of some cogeneration facilities.

Some cogeneration systems, such as diesel engines, do not capture as much waste heat as other systems. Others may not be able to use all the thermal energy that they produce because of their location. They are therefore less efficient, and the corresponding environmental benefits are less than they could be. The environmental impacts of air and water pollution and waste disposal are very site-specific for cogeneration. This is a problem for some cogeneration plants because the special equipment such as water treatment, air scrubbers, etc., required to meet environmental regulations adds to the cost of the project. If, on the other hand, pollution control equipment is required for the primary industrial or commercial process, cogeneration still can be economically attractive.

We have configured our products with
considerations of environmental and other
regulatory features in mind.   Since our system
supplements and integrates with an existing system, we currently do not believe that we are subject to any federal and state regulation ---.
We do not have any special costs or impact that are an effect of complying with any environmental laws.

Acquisitions

In April 2000, we entered into a contingent
acquisition agreement whereby we would assume all
the ownership, assets and obligations of Mirage Air
Systems, Inc. upon the successful completion of
this offering.  The purchase price was four million
dollars payable in shares and cash.   The
transaction did not close and was not completed prior to the expiration of the agreement.

Future market development

     Although the number of cogeneration systems is growing at a steady rate, certain factors have and will slow the acceleration of cogeneration activities. These factors include
   - the initial cost of buying and bringing a cogeneration system on-line,
   -    maintenance costs, and
   -    environmental control requirements.

Not all electric utilities need the additional electricity. They may have excess generation capacity or a stable customer base. This leads to lower avoided cost rates, which reduces the viability of cogeneration projects that rely heavily on power sales to utilities. In addition, the deregulation, or restructuring, of electric power generation makes it more attractive for developers to become independent power producers and to build electricity only power plants, instead of cogeneration plants. There has also been a great deal of pressure from utility and industrial special interests to repeal or amend the Public Utilities Regulatory Act of 1978. If they are successful, it could be difficult for new cogeneration projects to get off the ground.
Barring that development, improved technology and cooperation among industries, businesses, utilities, and financiers should provide impetus to the continued development of both cogeneration projects and independent power production projects.

Intellectual property

We intend to trademark and otherwise brand our services. If successful, our rights to such trademarks and service marks will last indefinitely so long as we continue to use and police the marks and, with respect to registered marks, to renew filings with the appropriate government agencies. We consider that marks will become material to our business.

Web site

As part of our program to secure added clients, we have provided a Web site that features a variety of information for sales engineers and customers alike. Our national web site features information for HVAC needs of small business and will contain as well a chat room to allow questions to be submitted to our personnel. Each HVAC licensee/subsidiary will also have a Web site that relates to his particular territory and community dynamics. We believe continued participation and promotion of such Web sites will provide the important marketing advantages.

Employees

As of March 31, 2002, we had 5 individuals who served on as needed basis only and are unsalaried.
None of these individuals is represented by a union. We intend to augment our staff in response to the proceeds of this offering and the success of our acquisition and marketing strategies.

Properties

Our principal executive and administrative offices are located at 5800 NW 64th Avenue, Bldg 26 #109,
Tamarac, FL. We currently occupy 1,000 square feet of space at a monthly cost of $500, on a month-to-month basis. Upon completion of this offering we intend to acquire approximately 2,500 square feet in a nearby facility.

                     Use of Proceeds

     The following table sets forth our
anticipated use of the proceeds of this offering.

                             	  If Minimum Sold           If Maximum Sold
                             	   Amount      %          Amount      Percent
                       		$ 500,000     100%       $5,000,000       100%
Less offering Expenses:
  Legal & Accounting Fees        12,000      2.4%          12,000         .2%
  Copying & Advertising           4,000       .8%           4,000         .1%
  State and Federal Filing Fees  16,000      3.2%          16,000         .3%
  Postage                           500       .1%           3,000         .1%
                              ---------                ----------
Net Proceeds                 $  467,500     93.5%      $4,965,000       99.3%
Use of Net Proceeds:
- Rent, Utilities, Leases    $   58,200     12.5%      $  116,400        2.3%
- Payroll:
- Administrative                150,000     32.1%         300,000        6.0%
- Professional                   75,675     16.3%         351,350        7.1%
- Insurance                      14,500      3.1%          29,000         .6%
- Equipment Purchase/Lease       14,600      3.1%          43,800         .9%
- Inventory/Lease Financing      31,025      6.6%       1,181,950       23.8%
- Advertising/Marketing          46,000      9.8%         720,000       14.5%
- Corporate Website              10,000      2.1%          10,000         .2%
- Future Acquisitions                 0	   0.0%       1,500,000       30.2%
- Working Capital                67,500     14.4%         712,500       14.4%
                              ---------              ------------
Total Use of Net Proceeds 	$ 467,500    100.0%      $4,965,000      100.0%

We have no plans or intentions to acquire any assets from officers, directors or principal stockholders.

No portion of the proceeds will be used to reimburse an officer, director and principal stockholder for services already rendered, assets previously transferred, or moneys loaned or advanced. The amount shown as advances from shareholders in the financial statements at December 31, 1999 were paid in full in February
2000.

We have kept our payments current and have no added obligations of such a nature. The amount of payroll varies as a function of the size of the proceeds of the offering because we intend to hire additional sales and other personnel if funding permits.

We currently have 5 individuals who serve on an as needed basis, and are currently uncompensated. We will expand that number in response to the pace.
We anticipate hiring added personnel as the offering progresses and operations require.

Payroll is divided into administrative and professional personnel as a function of the general nature of the duties performed.
Administrative personnel are categorized as staff for activities such as payroll, human resources, secretarial, and clerical while professional personnel are categorized as engineers and managers.

Payroll taxes will be incurred by us and are included in the estimates for payroll above.
Except as detailed under Material Agreements, all salaries, bonuses and reimbursements are subject to our earnings and finances.

We are not in default or in breach of any debenture indebtedness or financing arrangement.
We have no collective bargaining agreements.
However, we may be confronted with such issues as we develop our workforce.

With the exception of normal operating revenues, no material amounts of funds from sources other than this offering are expected to be used in conjunction with the proceeds from this offering.

Even if we raise only the minimum amount of the
offering, we do not anticipate any liquidity
problems in the next 12 months and will not be in
default or in breach of any note, loan, lease or
other indebtedness or financing.   If required, we
will seek additional sources of funds to include
equipment leasing, equity financing, commercial
bank loans and private investors.   There can be
no assurances that we will be eligible for such loans or that private financing will be available to us.

If we realize less than the maximum amount from this offering we intend to prioritize our fund uses in the following order:

   -   Inventory
   -   Advertising/Marketing
   -   Payroll

   -   Working Capital
   -   Rent, Utilities, Leases
   -   Corporate Website
   -   Insurance

We have no plans for acquisitions at the present
time.   We will only seek future acquisitions from
funds available to us on a maximum offering basis.

We believe that the proceeds from this offering will be sufficient to remove the going concern opinion, even on a minimum basis, and that proceeds will permit operations to continue for the next twelve months.

Pending application by Power Save of the net proceeds of this offering, the proceeds will be invested in short-term, interest-bearing instruments.

                  Dilution

Purchasers of the common stock offered hereby will experience an immediate and substantial dilution in the net tangible book value of their common stock from the offering price.

Our tangible book value as of May 31, 2002 was $31,605 or $0.01 per share of common stock. Net tangible book value per share represents the amount of our tangible net worth divided by the total number of shares of common stock outstanding as of May 31, 2002.

The following table illustrates the per share dilution:

Offering price:                   $5.00
                                         		 Minimum          Maximum
                                                 --------         --------
Net tangible book value per
   common share before the offering              $   0.01         $   0.01
  Increase attributable to new investors              .07              .60
Pro forma net tangible book value
   per share after the offering                       .08              .61
Dilution in net tangible book value
   per share to new investors                    $   4.92         $   4.39
Dilution as a percentage of offering price             98%              88%

Further Dilution. We may issue additional restricted common shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of our common shares and investors in this offering.

Management's Discussion and Analysis of Financial
Condition and Results of Operations

Trends and Uncertainties.   Demand for our systems
will be dependent on, among other things, market acceptance of the Power Save products and services and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of Power Save's activities will be the receipt of revenues from the leasing of our systems on a guaranteed savings basis, Power Save's business operations may be adversely affected by Power
Save's competitors and prolonged recessionary periods.

The outcome of the offering is uncertain.   We
require the successful completion of at least the
minimum offering to finance, engineer and market
our equipment properly and to generate sufficient
revenues to allow us to become profitable.   If
the minimum offering amount is not obtained, Scott
Balmer, a director and sole shareholder has agreed to provide advances up to $20,000 until alternative funding can be obtained, if any. We do not have the funds to pursue legal rights, if any, to enforce Mr. Balmer's oral promise if he fails to provide the promised funding.

Capital and Source of Liquidity.   Power Save
requires substantial capital in order to meet our
ongoing corporate obligations and in order to
continue and expand its current and strategic
business plans.   Our working capital had been
obtained through
   -   a loan from Scott Balmer, an officer,
director and major shareholder,
   - outright sales of equipment ($239,449 net since inception and only $6,800 since 1999), and
   -   through the sale of marketable securities.

Through the issuance of 296,300 shares of our preferred stock for liquid marketable securities valued at $592,600 at the time of the exchange, we have been able to liquidate a portion of these shares to generate enough cash to satisfy our working capital requirements and achieve positive working capital. This allowed us to obtain enough liquidity to expand our basic operations because we had acquired enough cash to pay our bills in a timely fashion and seek additional work through advertising and business contacts.

Prior to this point in time, we did not have the liquidity to obtain new business and to finance the work that we had obtained.

For the five months ended May 31, 2002 and 2001 and the year ended December 31, 2001, we did not engaged in any investing activities.

For the year ended December 31, 2000, we received proceeds of $362,249 from the sale of marketable securities resulting in net cash flows provided by investing activities of $362,249.

The value of the marketable securities decreased
in value from December 31, 1999 to December 31,
2000.     This decrease had a negative impact on
our liquidity and planned operations in 2001 due to the fact that the proceeds from the sale of marketable securities was the main source of revenue used to continue our business plan.

For the five months ended May 31, 2002 and 2001 and the year ended December 31, 2001 and the year ended December 31, 2000, Power Save did not engage in any financing activities.

For the year ended December 31, 1999, Power Save received contributed capital of $11,544 resulting in net cash provided by financing activities of $11,544.

On a long-term basis, liquidity is dependent on establishment of operations and receipt of revenues, additional infusions of capital and debt financing.

Results of Operations.   For the five months ended
May 31, 2002, we had a net loss of $22,653.  We
received no revenues.   Operating expenses for the
five months ended May 31, 2002 were $22,450 and
consisted of depreciation and amortization of $208
and general and administrative expenses of
$22,242.   We had interest expense of $584 and
dividend income of $381 for the five months ended
May 31, 2002.

For the five months ended May 31, 2001, we had a
net loss of $26,923.  We received no revenues.
Operating expenses for the five months ended May
31, 2001 were $28,213 and consisted of
depreciation and amortization of $208 and general
and administrative expenses of $28,005.   We had
interest expense of $925 and dividend income of $2,215 for the five months ended May 31, 2002.

For the year ended December 31, 2001, we did not
receive any revenues.  We had a net loss of
($67,250) for the year ended December 31, 2001.
Operating expenses for that period were $68,709
and consisted of general and administrative
expenses of $68,209 and depreciation and
amortization of $500.   We had an interest expense
of 2,171 and we received dividend income of $3,630.

For the year ended December 31, 2000, we received
revenues of $4,075 for the sale of equipment and
had a gain on the sale of marketable securities of
$167,249.   For the year ended December 31, 2000,
the value of marketable securities were written down $364,326 to their market value, because, in the opinion of management, the decline in market value of the securities was considered to be other than temporary.

For the year ended December 31, 2000 sales decreased due to the fact that most of our current efforts are related to the completion of the offering presented herein. We are additionally reviewing and analyzing our two test sites to determine the performance and marketability of our product line.

For the year ended December 31, 2000, general and administrative expenses were fairly similar in nature and amount, as compared to the year ended
December 31, 2000. We expect these to
substantially increase once the offering is completed and a full marketing and sales program is initiated. We expect the increase in gross margins from the sales generated will produce a net income overall for us.

We have recently launched our web site that we believe will result in additional sales and revenues, plus market exposure.

In early 2000, we sold a certain number of shares
of our marketable securities we currently hold for
resale.   The proceeds from the sales of these
securities allowed us to

   -   repay all of a shareholder loan ($218,753)
   -   reduce our obligations due to the major
shareholder ($5,710) and
   -   provide enough cash to have a current
working capital in excess of $70,000.

We do not have sufficient funds to cover operations for the next twelve months without successful completion of at least the minimum offering. We will rely on additional shareholder advances to maintain current levels of operations.

Plan of Operation.   Since inception, our
operations have been limited to
   -   developing the concepts,
   - developing the marketing program and the basic mechanical modules,
   -   and raising needed capital.

Once the offering is completed, we expect to implement a full marketing plan of our product line and expect to improve our gross margin through better pricing on our purchase prices from outside vendors.

If the offering is successful, we will have the additional capital required to accelerate our business plan and expand our operations and marketing activities. We will seek certain acquisitions to further expand our planned operation. However, we will seek stock-based acquisitions to preserve cash for the operating activities.

If the offering is unsuccessful, Power Save may receive additional shareholder advances and will pursue other capital and debt financing in the short term that will allow Power Save to pursue business plan and, with the success of those efforts, increase revenues. However, there can be no assurance that Power Save will be able to obtain equity or debt financing in the future, if at all.

Realization of funds on a minimum basis in this offering will permit us added marketing but require us to seek added distribution assistance from a corporate partner, if available (though no such partner has yet been identified).

We have engaged in the above on a small basis in order to test our systems and develop marketing and other information. We will commence an aggressive marketing campaign in order to realize the implementation of our plans, based on that test.

We believe that the proceeds of even the minimum offering amount will be sufficient to remove the going concern opinion and that proceeds will permit operations to continue for the next twelve months.

           Determination of Offering Price

Because there has been no market for our common stock, the public offering price has been arbitrarily determined by our board of directors.
Among the factors considered were our results of operations, our current financial condition, our future prospects, the state of the markets for our products and services, the experience of management and the economics of the industry segment in general.

             Plan of Distribution

Plan of Distribution.  The common shares are being
offered on a self underwritten basis by Scott
Balmer, Chairman of the board of directors of
Power Save.   He may use electronic methods, such
as our website or emails to solicit investors in
this offering.   He will distribute the prospectus
in person or through the U.S. mail system.

Consequently, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering.
Although Mr. Balmer is an associated person of Power Save as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

   -   he is not subject to a statutory
disqualification under the Exchange Act at the time of their participation in the sale of our securities.

   -   he will not be compensated for his
participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

   - he is not an associated person of a broker or dealer at the time of his participation in the sale of our securities.

The common shares may be offered by selected broker/dealers if we are able to retain one or more. Selected broker/dealers, if any, will receive the standard industry commission.

As of the date of this prospectus, no broker has
been retained by us for the sale of securities
being offered.   In the event a broker who may be
deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

If broker-dealers are involved in the sale of our securities, the participating broker-dealer must transmit any funds received immediately to the escrow account until the minimum sales threshold is reached.

No Formal Escrow Account.   We have not
established a formal escrow account to hold the
funds until the minimum offering amount is
obtained.  The funds will be deposited in a
separate account maintained by Power Save.   If
the minimum offering amount is not obtained by December 31, 2003, the funds will promptly be refunded within the next business day or as soon as possible after the termination of the offering to investors with interest.

Investors cannot withdraw their funds if we successfully sold the minimum amount but have not yet terminated the offering.

A change in the material terms of the offering after the effective date of the registration statement will terminate the original offer and investors would then be entitled to a refund.

Management, principal shareholders or their affiliates may not acquire common shares in the offering.

Offering Period. The offering period will commence on the date of this prospectus and will terminate on December 31, 2003.

Management

Directors and executive officers

Name                      Age       Position                         Term of office

Scott E. Balmer            76  Chairman of the Board of Directors             1988
Burton H. O'Donald         59  Vice Chairman, CEO, Director                   1999
Raymond H. Bolduc II       54  President, COO, CFO
Victor V. Vurpillat, PhD.  69  Vice President, Acquisitions
Norman S. Haugen           67  Consultant, Electric Power Programs
Mary Jane Balmer           67  Interim Secretary and Treasurer, Director      1988

Note: Presently all executives serve on an as needed basis only. Except for Mr. Balmer, this requirement has been filled on a part-time basis only, usually requiring less than 2 hours per week.

No compensation has been granted for such service and no compensation is due in the future for such service. They will join us permanently in the position indicated upon attaining financing.

An officer or director expected to join Power Save or designate is one who will assume the office no later than upon completion of the offering.

Our directors are elected for a one-year period at the annual meeting of our shareholders and can be re-elected to subsequent terms. Each director holds office until his successor is elected and qualified or until his earlier death, resignation or removal. Our executive officers serve at the discretion of the Board of Directors.

None of the permanent executives or directors has or will have any family relationship to any other.

We expect to obtain key life insurance on Scott
Balmer, payable to us. Mary Jane Balmer, the Interim Secretary and Treasurer, is the wife of Scott Balmer. Mrs. Balmer intends on resigning her position once adequate funding for our growth and hiring of added personnel is secured.

Scott Emerson Balmer is our founder and has
directed Power Save since 1988.   He has spent in
excess of 45 years in the HVAC industry and has designed equipment to fill a variety of niches in the marketplace.

Since 1988, Balmer and his associates have concentrated on development of medium capacity combo system electric generating plants, cogeneration, and research and development of natural gas fueled systems. He is a creator of numerous unique designs in energy saving equipment including solar and geothermal energy systems.

From 1949 to 1961, Mr. Balmer worked for Holland
Furnace Co., beginning as a sales tech trainee,
then branch manager and continuing as division
manager from 1954 to 1961.   From 1961 to 1985,
Mr. Balmer was the chief executive officer of a
series of affiliated heating, ventilating and air
conditioning companies: Scott Heating and Air
Conditioning, Duncan Heating, Brown Heating and
Air Conditioning, Heat Cool, Inc. dba Allied Air
Conditioning Service.   During 13 of those years,
Mr. Balmer became involved as the inventor or co-inventor of record and chief executive officer responsible for the manufacturing and national marketing of proprietary energy saving equipment, including solar and geothermal energy systems for Allied operating out of Florida.

He is the husband of Mary Jane Balmer.

Burton D. O'Donald joined us as CEO in 1998 following three years at the Oxford Acceptance
Company, a sub-prime lender for automobile financing and ten years at the DME Corporation, an electromechanical systems manufacturer. He co-founded Oxford and implemented direct marketing and support systems for this capital provider. At
DME he was involved in product development, design engineering and support of marketing. He holds two Bachelor's degrees from the University of Pennsylvania and a Master's degree from the Wharton School.

Raymond H. Bolduc II has been our President, CFO and COO since December 1998. He has served as an advisor and participant in major corporate development programs for Arthur D. Little Company and has held a variety of executive positions with firms such as American Express-Latin America. From

January 1994 to September 1996 he served as a consultant to Renova Group, a South Florida business planning company, and from 1996 to 1997 as a consultant to Tronco-South Africa, a pre-fabricated building manufacturer. From 1997 he was a consultant to Hidden Eyes, Inc., an electronic security firm and from 1998 to the present he has served as Manager of Administration and Projects of Miami Millwrights, an installation contractor of airport baggage handling systems.

He holds a Bachelor's degree from Rutgers
University and an MBA from Northeastern
University.

Victor V.  Vurpillat chaired our Executive
Committee from 1995 to 1998 and presently serves as Vice President, Acquisitions. From 1999 to the present he has served as a vice-president of 21st
Century Medicine, a firm engaged in anti-aging research. From 1996 to 1999 he was with SpanWorks, a joint venture technology funder and manufacturer of networks at the conference table for laptop and notebook computers, with Toshiba, as a founder and board member. From 1992 to 1996 he was the chairman of a biotech engineering company, Incell. From 1976 to 1990 he served as a founder and VP for R&D of Safeguard Scientifics, Inc., a company that served as an early incubator for many technology firms. He is either a founder, officer or director of 13 early stage companies including Novell, Telerate, LV Computer Systems,
Compucom, InCell and IDR-Reuters.  He holds 7 U.S.
patents and was granted a PhD by Newport
University.

Norman S. Haugen has served as a consultant to
Power Save since 1988 with compensation paid on a
per job basis. He provides consulting regarding
engine and generator performance of our proposed
systems.   He has 40 years of experience in the
power generation field with extensive experience in the application of cogeneration systems and has been semi-retired since 1986. He also is experienced in the manufacturing and servicing of cogeneration applications.

From 1966-1976, Mr. Haugen was a manager, control products and electronics field service engineer for Onan Corporation. Some of the projects he worked on included:

   - 125 KWH Natural Gas Co-Generation System for Minnegasco, Inc.
   -   Co-Generation Central Power Plant with 250
KWH of paralleled power generation
   -   Installation of field modifications to
multi-units prime power total energy natural gas field for Williams Hardware and Manufacturing
Company
   - Installation of a prime power tool energy co-generation system for Allis Chalmers Implement
Distributor and
   - Directed final testing and acceptance of four 125 KWH natural gas fueled emergency generators for Union Planters Bank.

From 1976-1983, Mr. Haugen was systems manager and dealer sales and service coordinator for R.B.
Grove, Inc., a company that sold co-generation systems.

From 1983 to February 1986, Mr. Haugen was president of Atlantic Power Systems, Inc., a distributor of a U.S. manufacturer of diesel engine driven generators.

Mary Jane Balmer has served us exclusively as our Interim Secretary and Treasurer since 1988.
Prior to 1988, she had previously experience performing office work as a temporary. She is the wife of Scott Balmer.

Director compensation

     None of our directors received any
compensation for their services as a director during fiscal year 1999, 2000 or 2001. After completion of the offering, we will consider a small stipend for directors who are not employees of Power Save and/or participation in a stock option plan. We reimburse all reasonable expenses incurred in connection with attending meetings of the Board. Officers serve at the discretion of the Board and are elected annually. No director is selected or serves pursuant to any special arrangement or contract.
Executive compensation

     No executives received compensation from
Power Save in 1999, 2000 or 2001.

     Any bonuses would be awarded by the Board of Directors following a review of our performance in the previous year and a judgment that such bonuses were warranted. The Board may also choose additional forms of compensation if our and the individual's performance both so warranted. The formula or criteria for determining bonuses past
2000 has not yet been established.

Stock option and exercise prices

     We have no stock option plan at the present time and there are no outstanding stock options that have been granted to anyone.

Employment agreements

     We will enter into three-year employment agreements containing confidentiality and non-compete provisions with all current officers and we intend to negotiate similar agreements with new executive officers. We expect to have these in place during the fourth quarter 2001. The employment agreements will specify salary, other forms of compensation, termination and other provisions to protect both our rights and those of the employee.

     Each employment agreement also will provide that the employee is entitled to a bonus as determined by the board of directors, from time to time, and options under Power Save's Stock Option
Plan, if adopted. Each Employment Agreement will provide for a term of three years and is renewable upon mutual consent. The employment agreements may be terminated for cause and, in the event of change in control of Power Save, each employee is entitled to a lump sum payment equal to the greater of one year's salary or the baser salary and benefits that would have been received by the employee if he/she had remained employed by us the remainder of the three year term. The employment agreements also contain confidentiality and non-competition provisions prohibiting the employee from competing against us and disclosing trade secrets and other proprietary information.
Courts have often held that such non-compete agreements are contrary to public policy and may easily not be enforceable.

          Principal Shareholders

     The following table sets forth certain
information with respect to beneficial ownership
of the Common stock as of June 30, 2002 and as
adjusted to reflect the sale of the minimum and
maximum amount of the shares offered hereby, by:
   -   each person known by us to be the
beneficial  owner of more than 5% of our common
stock;
   -   each of our directors;
   -   each of our  executive  officers,
   -   all  our directors and executive officers
as a group, and
   -   all other stockholders as a group.

                                  Prior to           After           After
Name of Beneficial Owner          Offering           Minimum         Maximum
Scott Balmer                   6,414,149(100%)*   6,414,149(99%)  6,414,149(87%)
Mary Jane Balmer               6,414,149(100%)*   6,414,149(99%)  6,414,149(87%)
Other Investors            None
Total                       1

Total shares sold in the offering (Min)    100,000
Total shares sold in the offering (Max)  1,000,000

* Scott Balmer and Mary Jane Balmer are married to each other and report each other's shares as beneficial owners.

              Indemnification

Our bylaws do not contain a provision entitling
any director or executive officer to
indemnification against liability under the
Securities Act of 1933.   The Nevada Revised
Statutes allows a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances.

Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the company. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisions under law are met, officers, directors, employees, and agents of Power Save may be indemnified against any cost, loss, or expense arising out of any liability under the '33 Act.
Insofar as indemnification for liabilities arising under the '33 Act may be permitted to directors, officers and controlling persons of Power Save.
Power Save has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

          Certain Transactions

     We currently use office space from a major
stockholder, Mr. Scott Balmer. Mr. Balmer is not
charging us for the use of the office space. We
have recorded contributed capital for the
estimated cost of the space at $500 per month
starting January 1998 with and offset to rent
expense.  Mr. Balmer has provided free services to
us.  These services included any administrative,
development or marketing services necessary to
promote and develop the business.   We have
recorded contributed capital for the estimated cost of the services at $1,500 per month starting
January 1998 with an offset to officer
compensation. Mr. Balmer has made certain advances to us on an interest free basis, payable upon demand. From inception of the loans to December 31, 1996, we have computed interest on the advances at 8% and treated the interest of $70,318 as contributed capital with an offset to interest expense. From 1997 forward we have accrued interest on the advances, until paid, as a liability with an offset to interest expense.
During the period ended December 31, 2000 we paid off the advances, which at the time were $218,753 and paid down the accrued interest to $32,134.

     We believe that all of the transactions set
forth in this document were made on terms of less
favorable to us than could have been obtained from
unaffiliated third parties.  We intend that all
future transactions, including loans, between us
and our officers, directors, principal
shareholders and their affiliates will be approved
by a majority of the board of directors, including
any outside directors, and be on terms no less
favorable to us than could be obtained from
unaffiliated third parties.   Power Save currently
has no outside directors.

    Market for Common Stock and Related
           Stockholder Matters

Market Information.   Power Save's common stock is
not listed in the pink sheets or in the OTC
Bulletin Board maintained by the NASD.

Holders.   The approximate number of holders of
record of Power Save's common stock, as of October
31 was one.

Dividends.   Holders of Power Save's common stock
are entitled to receive such dividends as may be declared by its board of directors.

        Shares Eligible for Future Sale

Power Save currently has 6,414,149 of common stock
outstanding.   Assuming completion of the offering,
there will be 7,614,149 common shares outstanding.
Of these, 6,414,149 common shares, all held by Scott Balmer, chairman of the board of directors, will be deemed to be restricted securities.
These common shares are subject to a lock-up agreement until one-year from the date the offering is fully subscribed or terminated.

Other securities may be issued, in the future, in private transactions pursuant to an exemption from the Securities Act. Rule 144 provides, in essence, that a person who has held restricted securities for a period of one year may sell every three months in a brokerage transaction or with a market maker an amount equal to the greater of 1% of Power
Save's outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale.

The amount of restricted securities which a person
who is not an affiliate of Power Save may sell is
not so limited.   Nonaffiliates may each sell
without limitation shares held for two years. Power
Save will make application for the listing of its

Shares in the over-the-counter market.  Sales under
Rule 144 may, in the future, depress the price of
Power Save's Shares in the over-the-counter market,
should a market develop.   Prior to this offering
there has been no public market for the common
stock of Power Save.   The effect, if any, of a
public trading market or the availability of shares
for sale at prevailing market prices cannot be
predicted.   Nevertheless, sales of substantial
amounts of shares in the public market could adversely affect prevailing market prices.

         Description of Securities

The authorized capital stock of Power Save consists of 50,000,000 shares of common stock, par value $0.001. On December 31, 2001, 6,414,149 shares of common stock were issued and outstanding and there is one holder of the common stock.
50,000,000 preferred shares are authorized and 296,300 have been issued and are outstanding.

All of the currently outstanding shares of common stock are subject to a lock-up agreement and therefore cannot be placed upon the market for one-year from the date of the offering is fully subscribed or terminated.

     The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and do not have cumulative voting rights. The holders of a majority of the outstanding shares of common stock represented at a meeting at which a quorum is present may elect all directors to be elected at the meeting.
Holders of the common stock may take action without a meeting of stockholders if a consent in writing setting forth such action is signed by the holders of the majority of all outstanding shares of common stock.

     The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of legally available funds. In the event of the liquidation, dissolution or winding up of Power Save, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. There are no preemptive rights, redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and the shares of common stock to be outstanding upon completion of the offering will be, fully paid and non-assessable. The dividends and liquidation rights of holders of common stock are subject to the rights and preferences of the holders of shares of any series of preferred stock that Power
Save may issue in the future.

The preferred stock is non-voting, non-dividend
bearing, redeemable by Power Save and convertible
to common stock upon successful completion of this
offering at a conversion price based on the amount
represented by the preferred stock ($.50 per
preferred share) and the equivalent amount of
common stock at the underwriting price by the
holder.   There are no specific redemption terms,
only the redemption right to Power Save.

     No material terms of our by-laws are believed to exist that would delay, defer or prevent a change of control of the company. The staggered terms of our board of directors relate to the time that they originally agreed to serve and were elected and do not constitute a barrier to change in control.

             Legal Proceedings

     We are not a party to any material
litigation. However, claims and litigation may arise in the normal course of business.

                    Experts

The financial statements as of December 31, 2001, 2000 and 1999 included in this prospectus, have been audited by David T. Thomson P.C., independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

       Interests of Experts or Counsel

None of the experts or counsel named in the prospectus is affiliated with Power Save.

           Legal Matters

All legal matters with respect to the issuance of the securities offered hereby will be passed upon by the law firm of Jody M. Walker, Littleton, Colorado.

            Reports

Pursuant to the Rules and Regulations of the Securities and Exchange Commission, we will provide our Investors with Annual Reports containing audited financial statements, together with Quarterly Reports containing unaudited financial statements and Interim Reports containing information regarding relevant information about the operations of Power Save.

         Additional Information

     We have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission in Washington,
D.C. with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules thereto filed as a part thereof. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

The registration statement, including all amendments, exhibits and schedules thereto, and any other documents involved in this filing, may be inspected without charge at the Public
Reference Room at the office of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth
Street, N.W., Washington, D.C. 20549, and the
Securities and Exchange Commission's Regional

Offices at New York, New York 10048, and Northwest
Atrium Center, 500 West Madison Street, Suite
1400, Chicago, Illinois 60661.

Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W.,
Washington, D.C. 20549.  In addition, the
Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding issues that file electronically with the Commission. The address of the site is http://www.sec.gov.

     Following this registration, we intend to make an annual report with audited financial statements available to our shareholders. We intend to file quarterly and annual reports with the Commission and other regulatory authorities, as required by law and regulation.

                    Financial Statements


                                              Page

Independent Auditors' Report                   52

Balance Sheets                                 53

Statements of Operations                       54

Statement of Stockholders' Equity              55

Statements of Cash Flows                       63


Notes to Financial Statements                  65

Independent Auditor's Report

Board of Directors and Stockholders
POWER SAVE INTERNATIONAL, INC.

I have audited the accompanying balance sheets of Power Save International, Inc. (a developmental stage company) as of December 31, 2001, 2000, and 1999 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audits. The financial statements of Power Save International, Inc. at August 31, 1996, were audited by other auditors whose report thereon dated October 29, 1996, expressed an opinion with an explanatory paragraph as to going concern. The cumulative information from September 1, 1996 to December 31,
1997 was compiled by other accountants, whose reports dated at various times during that period, stated that they did not express an opinion or any other assurance on those statements.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provided a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Power Save International, Inc. as of December 31, 2001, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been
prepared assuming that the Company will continue as
a going concern.  As discussed in Notes 3 and 4,
the Company is in the development stage and has
sustained significant losses from inception to date
and there is no assurance that the Company can
realize sufficient revenues from its products and
services to attain profitable operations.   These
matters raise substantial doubt about the Company's ability to continue as a going concern.
Management's plans regarding those matters is also discussed in Notes 3 and 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

David T. Thomson, P.C.
Salt Lake City, Utah
February 22, 2002

     POWER SAVE INTERNATIONAL, INC.
    (A DEVELOPMENT STAGE COMPANY)
            BALANCE SHEETS
     MAY 31, 2002(UNAUDITED) AND
     DECEMBER 31, 2001 AND 2000

                   ASSETS

                                           May 31,    December 31,    December 31,
                                            2002          2001           2000
                                           ------     -----------     -----------
CURRENT ASSETS:                          (Unaudited)
  Cash                                   $   41,916   $  68,532        $ 116,145
  Prepaid expenses                                -           -            1,500
  Accounts receivable, less allowance
     of $3,788                                    -           -                -
  Marketable securities-available-
     for-sale                                   805       2,781            5,773
                                         ----------   ---------        ---------
        Total Current Assets                 42,721      71,313          123,418
                                         ----------   ---------        ---------
PROPERTY, PLANT AND EQUIPMENT, at cost
  Equipment                                   4,112       4,112            4,112
                                         ----------   ---------        ---------
                                              4,112       4,112            4,112
  Less accumulated depreciation               2,945       2,737            2,237
                                         ----------   ---------        ---------
  Net property, plant and equipment           1,167       1,375            1,875
                                         ----------   ---------        ---------
OTHER ASSETS
  Product rights, development costs
     and other intangible assets
     net of reserve of $244,000 at
     May 31, 2002 and December 31,
     2001 and 2000                                -           -                -
                                         ----------   ---------        ---------
        Total Other Assets                        -           -                -
                                         ----------   ---------        ---------
TOTAL ASSETS                             $   43,888   $  72,688        $ 125,293
                                         ==========   =========        =========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                    $      697   $  3,436         $     683
     Accrued liabilities - stockholder       11,586     23,018            32,134
                                         ----------   --------         ---------
        Total Current Liabilities            12,283     26,454            32,817
                                         ----------   --------         ---------
STOCKHOLDERS' EQUITY:
     Preferred stock; 50,000,000 shares
      authorized; $.001 par value;
      296,300 shares issued and outstanding
      at May 31, 2002, December 31, 2001
      and 2000                                  296        296               296


    Capital stock, $.001 par value;
      50,000,000 shares authorized;
      6,414,149 shares issued and outstanding
      at May 31, 2002 and December 2001 and
      2000                                    6,414      6,414             6,414
     Additional paid-in capital           1,854,503  1,844,503         1,820,503
     Deficit accumulated during the
       development stage                 (1,824,640)(1,801,987)       (1,734,737)
     Accumulated other comprehensive
       income (loss)                         (4,968)    (2,992)                -
                                          ---------  ---------         ---------
           Total Stockholders' Equity        31,605     46,234            92,476
                                          ---------  ---------         ---------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                    $  43,888  $  72,688         $ 125,293
                                          =========  =========         =========


The accompanying notes are an integral
part of these financial statements

         POWER SAVE INTERNATIONAL, INC.
         (A DEVELOPMENT STAGE COMPANY)
            STATEMENTS OF OPERATIONS

                          Five Months   Five Months                                  Inception
                             Ended         Ended              Year Ended              Through
                             May 31,       May 31,    December 31,   December 31,     May 31,
                              2002           2001         2001          2000           2002
                          ------------  -----------   ------------   ------------     -------
                           (Unaudited)   (Unaudited)                                 (Unaudited)
SALES, Net of Returns,
 Allowances and Discounts   $      -      $       -   $        -     $    4,075      $  591,656
COST OF SALES                      -              -            -              -         352,207
                            --------      ---------   ----------     ----------      ----------
Gross margin                       -              -            -          4,075         239,449
                            --------      ---------   ----------     ----------      ----------
EXPENSES:
  Research and development
    costs                          -              -            -              -         119,554
  Depreciation and
    amortization                 208            208          500            500         549,354
  Reserve against product
    rights                         -              -            -              -         244,000
  General and administrative
    expenses                  22,242         28,005       68,209         99,683         887,723
                            --------       --------    ---------      ---------      ----------
TOTAL OPERATING EXPENSES      22,450         28,213       68,709        100,183       1,800,631
                            --------       --------    ---------      ---------      ----------
Net (loss) before other
   items                     (22,450)       (28,213)     (68,709)       (96,108)     (1,561,182)
                            --------       --------    ---------      ---------      ----------
OTHER INCOME (EXPENSE)
  Nonrefundable option
     income                        -              -            -              -          23,000
  Gain on sale of marketable
     securities                    -              -            -         167,249        178,723
  Write down of marketable
     securities                    -              -            -        (364,326)      (364,326)
  Interest expense              (584)          (925)      (2,171)         (3,797)      (113,694)
  Dividend income                381          2,215        3,630           8,601         12,839
                            --------       --------     --------        --------     ----------
TOTAL OTHER INCOME (LOSS)       (203)         1,290        1,459        (192,273)      (263,458)
                            --------       --------     --------        --------     ----------
NET (LOSS) BEFORE TAXES      (22,653)       (26,923)     (67,250)       (288,381)    (1,824,640)

PROVISIONS FOR INCOME TAXES        -              -            -               -              -
                           ---------      ---------    ---------     -----------    -----------
NET INCOME (LOSS)          $ (22,653)     $ (26,923)   $ (67,250)    $  (288,381)   $(1,824,640)
                           =========      =========    =========     ===========    ===========
EARNINGS (LOSS) PER SHARE  $       -      $       -    $   (0.01)    $     (0.04)
                           =========      =========    =========     ===========
WEIGHTED AVERAGE SHARES
  OUTSTANDING              6,414,149      6,414,149    6,414,149       6,414,149
                           =========      =========    =========     ===========

The accompanying notes are an integral
part of these financial statements

     POWER SAVE INTERNATIONAL, INC.
      (A DEVELOPMENT STAGE COMPANY)
   STATEMENT OF STOCKHOLDERS' EQUITY
FROM INCEPTION (May 8, 1987) TO MAY 31, 2002

                          Preferred Stock       Capital Stock         Additional
                        -------------------   -----------------         Paid-in
                        Shares       Amount   Shares      Amount        Capital
                        ------       ------   ------      ------      ----------
Issuance of shares for
  cash-May 1987              -       $    -   100,000     $   100       $   2,900
Issuance of shares for
  cash-August 1987           -            -    63,433          63         279,877
Issuance of shares for
  product rights and other
  intangible assets          -            -        33           -               -
Sale of shares to the
  public for $.30 per share
  -restated                  -            -    74,334          74          22,226
Deferred offering costs      -            -         -           -          (7,892)
Exchange of shares
  regarding pooling of
  interest of subsidiaries:
    Cancellation             -            -   (63,467)        (63)             63
    Re-issuance              -            -   396,767         397            (397)
Issuance of shares for
  services                   -            -    30,500          31             884
Cancellation of shares-
  former officer             -            -   (30,000)        (30)         (9,970)
Issuance of shares to
  A.P.S.I.-merger            -            - 5,144,000       5,144          39,856
Issuance of shares for
  prepaid lease and
  working capital            -            -   449,000         449         249,551
Issuance of shares for
  services                   -            -    95,000          95           2,755
Conversion of debt to
  preferred stock       50,000           50         -           -         499,950
Exchange of preferred
  shares for oil and gas
  properties         2,000,000        2,000         -           -       9,998,000
Issuance of shares for
  services                   -            -   154,549         154           4,483
Additional contributed
  capital                    -            -         -           -          70,318
Net loss from inception
  Through December 31,
  1996                       -            -         -           -               -
                     ---------      ------- ---------      ------      ----------
Balance-December 31,
  1996               2,050,000        2,050 6,414,149       6,414      11,152,604


                          Preferred Stock       Capital Stock         Additional
                        -------------------   -----------------         Paid-in
                        Shares       Amount   Shares      Amount        Capital
                        ------       ------   ------      ------      ----------
Net loss for the year
  ended December 31,
  1997                       -            -         -           -               -
                     ---------      ------- ---------      ------      ----------
Balance-December 31,
  1997               2,050,000        2,050 6,414,149       6,414       11,152,604
                     ---------      ------- ---------      ------      -----------

Additional contributed
  capital                    -            -         -           -         24,000
Cancellation of
  preferred shares
  for oil and gas
  properties and
  other outstanding
  preferred shares  (2,050,000)      (2,050)        -           -       (9,997,950)
Net loss for the year
  ended December 31,
  1998                       -            -         -           -                -
                     ---------      ------- ---------     -------      -----------
Balance-December 31,
  1998                       -      $     - 6,414,149     $ 6,414      $ 1,178,654
                     ---------      ------- ---------     -------      -----------
Additional contributed
  capital                    -            -         -           -           35,545
Issuance of preferred
  shares for marketable
  securities           296,300          296         -           -          592,304
Comprehensive income:
  Net loss for the year
  ended December 31, 1999    -            -         -           -                -
  Other comprehensive income
    (loss)
    Unrealized gain on
    securities               -            -         -           -                -
Comprehensive income         -            -         -           -                -
                      --------      ------- ---------     -------       ----------
Balance-December 31,
   1999                296,300          296 6,414,149       6,414        1,806,503

Additional contributed
  capital                    -            -         -           -           14,000
Comprehensive income:
  Net loss for the
  year ended December
  31, 2000                   -            -         -           -                -


                          Preferred Stock       Capital Stock         Additional
                        -------------------   -----------------         Paid-in
                        Shares       Amount   Shares      Amount        Capital
                        ------       ------   ------      ------      ----------
   Other comprehensive
   income (loss)
    Unrealized loss on
    securities               -            -         -           -                -
Comprehensive income
  (loss)                     -            -         -           -                -
                     ---------      ------- ---------     -------       ----------
Balance-December 31,
  2000                 296,300          296 6,414,149       6,414        1,820,503

Additional contributed
  capital                    -            -         -           -           24,000
Comprehensive income:
  Net loss for the year
  ended December 31, 2001    -            -         -           -                -
   Other comprehensive
   income (loss)
    Unrealized loss on
    securities               -            -         -           -                -
Comprehensive income
  (loss)                     -            -         -           -                -
                      --------      ------- ---------     -------       ----------
Balance-December 31,
  2001                 296,300          296 6,414,149       6,414        1,844,503

Additional contributed
  Capital (Unaudited)        -            -         -           -           10,000
Comprehensive income:
  Net loss for the five
  months ended May 31,
  2002(Unaudited)            -            -         -           -                -
   Other comprehensive
   income (loss)
    Unrealized loss on
    Securities (Unaudited)   -            -         -           -                -
Comprehensive income
  (loss) (Unaudited)         -            -         -           -                -
                      --------    --------- ---------    --------      -----------
Balance-May 31, 2002
  (Unaudited)          296,300    $     296 6,414,149    $  6,414      $ 1,854,503
                      ========    ========= =========    ========      ===========

The accompanying notes are an integral
part of these financial statements

    POWER SAVE INTERNATIONAL, INC.
      (A DEVELOPMENT STAGE COMPANY)
   STATEMENT OF STOCKHOLDERS' EQUITY
FROM INCEPTION (May 8, 1987) TO MAY 31, 2002
                [Continued]

                              Deficit
                            Accumulated     Accumulated
                             During the        Other          Total
                           Development    Comprehensive   Stockholders'  Comprehensive
                              Stage            Income         Equity         Income
                          ------------    ------------     ----------    -------------
Issuance of shares for
  cash-May 1987            $         -   $         -      $    3,000
Issuance of shares for
  cash-August 1987                   -             -         279,940
Issuance of shares for
  product rights and other
  intangible assets                  -             -               -
Sale of shares to the
  public for $.30 per share
  -restated                          -             -          22,300
Deferred offering costs              -             -          (7,892)
Exchange of shares
  regarding pooling of
  interest of subsidiaries:
    Cancellation                     -             -               -
    Re-issuance                      -             -               -
Issuance of shares for
  services                           -             -             915
Cancellation of shares-
  former officer                     -             -         (10,000)
Issuance of shares to
  A.P.S.I.-merger                    -             -          45,000
Issuance of shares for
  prepaid lease and
  working capital                    -             -         250,000
Issuance of shares for
  services                           -             -           2,850
Conversion of debt to
  preferred stock                    -             -         500,000
Exchange of preferred
  shares for oil and gas
  properties                         -             -      10,000,000
Issuance of shares for
  services                           -             -           4,637
Additional contributed
  capital                            -             -          70,318
Net loss from inception
  Through December 31, 1996   (979,024)            -        (979,024)  $(979,024)
                             ---------      --------      ----------   ---------
Balance-December 31, 1996     (979,024)            -      10,182,044

                              Deficit
                            Accumulated     Accumulated
                             During the        Other          Total
                           Development    Comprehensive   Stockholders'  Comprehensive
                              Stage            Income         Equity         Income
                          ------------    ------------     ----------    -------------
Net loss for the year
  ended December 31, 1997      (53,554)            -         (53,554)      $ (53,554)
                              --------      --------      ----------       ---------
Balance-December 31, 1997   (1,032,578)            -      10,128,490

Additional contributed
  capital                            -              -           24,000
Cancellation of
  preferred shares
  for oil and gas
  properties and
  other outstanding
  preferred shares                   -              -      (10,000,000)
Net loss for the year
  ended December 31,
  1998                        (315,441)             -         (315,441)    (315,441)
                             ---------      ---------       ----------    ---------
Balance-December 31,
  1998                     $(1,348,019)     $       -       $ (162,951)
                            ----------      ---------       ----------
Additional contributed
  capital                            -              -           35,545
Issuance of preferred
  shares for marketable
  securities                         -              -          592,600
Comprehensive income:
  Net loss for the year
  ended December 31, 1999      (98,337)             -          (98,337)     (98,337)
  Other comprehensive income
    (loss)
    Unrealized gain on
    securities                       -        339,060          339,060      339,060
Comprehensive income                 -              -                -    $ 240,723
                               --------     ---------        ---------    ---------
Balance-December 31,
   1999                    (1,446,356)        339,060          705,917

Additional contributed
  capital                           -               -           14,000
Comprehensive income:
  Net loss for the
  year ended December
  31, 2000                   (288,381)              -         (288,381) $ (288,381)
   Other comprehensive
   income (loss)
    Unrealized loss on
    securities                      -        339,060          (339,060)   (339,060)

                              Deficit
                            Accumulated     Accumulated
                             During the        Other          Total
                           Development    Comprehensive   Stockholders'  Comprehensive
                              Stage            Income         Equity         Income
                          ------------    ------------     ----------    -------------
Comprehensive income
  (loss)                            -              -                 -   $ (627,441)
                           ----------      ---------         ---------   ----------
Balance-December 31,
  2000                     (1,734,737)             -            92,476

Additional contributed
  capital                            -                -         24,000
Comprehensive income:
  Net loss for the year
  ended December 31, 2001      (67,250)               -        (67,250)   $ (67,250)
   Other comprehensive
   income (loss)
    Unrealized loss on
    securities                       -           (2,992)        (2,992)      (2,992)
Comprehensive income
  (loss)                             -                -              -    $ (70,242)
                            ----------         --------       --------    ---------
Balance-December 31,
  2001                      (1,801,987)          (2,992)        46,234

Additional contributed
  Capital (Unaudited)                -                -         10,000
Comprehensive income:
  Net loss for the five
  months ended May 31,
  2002(Unaudited)              (22,653)               -        (22,653)  $ (22,653)
   Other comprehensive
   income (loss)
    Unrealized loss on
    Securities (Unaudited)           -           (1,976)       (1,976)   $  (1,976)
Comprehensive income
  (loss)(Unaudited)                  -                -             -    $ (24,629)
                            ----------          -------      --------    ---------
Balance-May 31, 2002
  (Unaudited)              $(1,824,640)         $(4,968)     $ 31,605
                           ===========          =======      ========

The accompanying notes are an integral
part of these financial statements

POWER SAVE INTERNATIONAL, INC.

(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(Unaudited)

                          Five Months   Five Months                                  Inception
                             Ended         Ended              Year Ended              Through
                             May 31,       May 31,    December 31,   December 31,     May 31,
                              2002           2001         2001          2000           2002
                          ------------  -----------   ------------   ------------     -------
                           (Unaudited)   (Unaudited)                                 (Unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
  Net income (loss)      $ (22,653)   $ (26,923) $(67,250)    $(288,381)  $(1,824,640)
   Adjustments to
    reconcile net loss
    to net cash used in
    operating activities:
     Depreciation and
      amortization             208         208        500           500       549,354
     Common stock issued
      for lease                  -           -          -             -       225,000
     Gain on sale of securities  -           -          -      (167,249)     (178,723)
     Write down of marketable
      securities                 -           -          -       364,326       364,326
     Contributed interest        -           -          -             -        70,018
     Contributed rent and
      officer compensation  10,000      10,000     24,000        14,000        96,000
     Reserve against assets
      and liabilities            -           -          -             -       244,000
  Changes in assets and
   liabilities:
    (Increase) in prepaid
      expenses                   -           -      1,500        (1,500)            -
    (Increase) in accounts
      receivable                 -           -          -         3,788             -
    (Increase) in deferred
      offering costs             -      (2,139)         -             -             -
     Increase in accounts
      payable               (2,739)         31      2,753        (1,373)          697
     Increase in accrued
      interest                 584         925      2,171         1,021        40,600
     Increase (decrease) in
      advances from
      shareholder          (12,016)     (7,016)   (11,287)     (224,463)      (29,013)
                           -------     -------    -------      --------       -------
Net cash used in
      operating activities (26,616)    (24,914)   (47,613)     (299,331)     (442,381)
                           -------     -------    -------      --------       -------



CASH FLOWS FROM INVESTING ACTIVITIES:
 Product rights, development
  costs and intangibles          -           -          -             -      (244,000)
 Increase in organization costs  -           -          -             -       (36,408)
 Proceeds from sale of
  marketable securities          -           -          -       362,249       401,223
 Acquisition of fixed assets     -           -          -             -       (14,112)
                           -------     -------    -------       -------       -------
Net cash used in
      investing activities       -           -          -       362,249       106,703
                           -------     -------    -------       -------       -------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of
  common stock,  net             -           -          -             -       366,050
 Contributed capital             -           -          -             -        11,544
                           -------     -------    -------       -------       -------
Net cash provided by
      financing activities       -           -          -             -       377,594
                           -------     -------    -------       -------       -------
     Net Increase (decrease)
      in Cash              (26,616)    (24,914)   (47,613)       62,918        41,916

CASH AT BEGINNING PERIOD    68,532     116,145    116,145        53,227             -
                           -------     -------   --------      --------     ---------
CASH AT END OF PERIOD     $ 41,916    $ 91,231   $ 68,532      $116,145     $  41,916
                          ========    ========   ========      ========     =========
SUPPLEMENTAL CASH FLOW INFORMATION:
 Stock issued in exchange
  for goods and services
  and marketable securities $    -    $      -   $       -     $       -    $ 601,002
                           =======    ========   =========     =========    =========
 Cash paid for interest    $     -    $      -   $       -     $       -    $       -
                           =======    ========   =========     =========    =========
 Cash paid for income taxes $    -    $      -   $       -     $       -    $       -
                           =======    ========   =========     =========    =========

The accompanying notes are an integral
part of these financial statements

POWER SAVE INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(Information Subsequent to December 31, 2001 is Unaudited)

NOTE  1  -  THE COMPANY

The Predecessor Company of Power Save
International, Inc. (the Company), a Nevada corporation, was incorporated on May 8, 1987 under the name Florida Pacific Corporation.
In December 1998, Power Save Products was merged into Florida Pacific and the name was changed to Power Save International, Inc.
After a change in control in 1999, the name was changed to Interactive Music, Inc. The sole shareholder repurchased the assets, liabilities and transferred them into a new corporation formed in Nevada on July 22, 1999 whose name was changed to Power Save
International, Inc. The company is currently consulting, creating and providing commercial and industrial energy efficient, engine driven or electrically driven oxygen plants, air conditioning, refrigeration, compressed air and electric generating plant designs and systems, for domestic and export applications, from a variety of energy technology related products, developed over the years. The Company's products are being sold in the eastern United States.

NOTE  2  -  SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting
policies of Power Save International, Inc.
(the Company) is presented to assist in
understanding the Company's financial
statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Accounting method - The Company's financial statements are prepared using the accrual method of accounting.

Inventories - Due to the nature of the
Company's business it has no inventories.
All of the systems described in Note 1 are built by outside manufacturers and subcontractors. The Company pays for these finished products and provides them to their customers.

Equipment - Equipment is stated at cost.
Maintenance and repairs are expensed as
incurred. Depreciation is determined using the straight-line method over the estimated useful lives of the assets, which is three to ten years.

Product Rights - Product rights were to be amortized over revenue generating operations based on management's expectations of the life of such technology acquired. In 1998, the remaining cost of the product rights were reserved in total leaving a zero balance at May 31, 2002 and December 31,
2001 and 2000. (see note 5).

Earnings (Loss) Per Share - The Company
adopted Statement of Financial Accounting
Standard No. 128, "Earnings per Share"("SFAS
No. 128"), which is effective for annual periods ending after December 15, 1997.
Earnings (loss) per share are computed based on the weighted average number of shares actually outstanding which was 6,414,149 for all periods presented. No changes in the computations of diluted earnings per share amount are presented since there were no capital stock transactions that would serve to dilute common shares.

Income Taxes - The Company accounts for
income taxes using the asset and liability method. The differences between the financial statement and tax bases of assets and liabilities is determined annually.
Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the period in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax asset accounts to the amounts that will more likely than not be realized.
Income tax expense is the current tax
payable or refundable for the period, plus or minus the net change in the deferred tax asset and liability accounts.

Statement of Cash Flows - The Company
considers (if and when they have any) all highly liquid investments with maturities of three months or less to be cash equivalents.
During 1999 the Company had a non-cash
transaction as explained in Note 9.  The
Company had no non-cash investing and
financing transaction during 2002, 2001 and 2000.

Issuance of Shares for Services and Other
Assets - Valuation of shares for services and other acquired assets were based on the fair market value of services received.

Use of Estimates - The preparation of
financial statements in conformity with
generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition - The Company's sale of
plant design and revenue from plant
installation is done within a short time
since its plants are designed for small
commercial sites and buildings and are
generally completed within a few months.
The Company recognizes revenue as earned at
the completion of the contract.  To date the
Company's contract sales have been from
"outright" sales of its installations. Any
deposits received for plant installations
are immediately utilized to order and pay
for the material and labor to build the
systems.   During the past three years, the
Company has received no deposits for plant installations. The Company's business plan proposes a future contract transaction with its customers through a method it calls a guaranteed savings plan. The systems installed under this method will be owned by the Company and leased to the sites for a ten-year period. Power savings incurred by the customer will be paid to the Company under the lease. The Company will receive a reduced amount or up to a 100% reduction in this share if the savings do not materialize. Since the Company has no such contracts of this nature through May 31, 2002, and this future contract method is not applicable to these financial statements, no revenue has been recognized under this method and no potential liability, if any, under this method has been recorded in these financial statements.

Organization and start-up costs - The
Company has adopted SOP 98-5 "Reporting on the Costs of Start-up Activities." The SOP requires costs of start-up activities and organization costs to be expensed as incurred.

Comprehensive Income - The Company adopted
Statement of Financial Accounting Standard
No. 130, "Comprehensive Income"("SFAS No.
130"), which is effective for annual periods ending after December 15, 1997. As provided by SFAS No. 130, reclassification adjustments to prior year amounts are reported in a separate statement of comprehensive income along with current year components of comprehensive income.

Reclassifications - Certain prior year
amounts have been reclassified to conform with May 31, 2002 classifications.

Marketable Securities - Marketable
securities consist of common stock.
Marketable securities are stated at market value as determined by the most recently traded price of each security at the balance sheet date. All marketable securities are defined as trading securities or available-for-sale securities under the provisions of SFAS No. 115, "Accounting for Certain
Investments in Debt and Equity Securities."
Management determines the appropriate
classification of its investments in
marketable securities at the time of
purchase and re-evaluates such determination at each balance sheet date. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and unrealized holding gains and losses are included in earnings. Debt securities for which the company does not have the intent or ability to hold to maturity and equity securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax if applicable, reported as a separate component of stockholders' equity in accumulated other comprehensive income. The company at this time has no trading securities.

Unaudited Interim Information - In the
opinion of management, the unaudited
financial statements reflect all
adjustments, consisting only of normal
adjustments, necessary to present fairly, the financial position of the Company at May
31, 2002 and the results of operations and cash flows for the five months then ended.
The results of operations and cash flows for the five months ended May 31, 2002, should not necessarily be taken as indicative of the results of operations and cash flows for the entire year ended December 31, 2002.

NOTE   3  -  BASIS OF PRESENTATION AND
CONSIDERATIONS RELATED TO CONTINUED
EXISTENCE

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the five months ended May 31, 2002, the Company had a net loss of $22,653.
The Company incurred net losses of $67,250 and $288,381 for the years ended December
31, 2001 and 2000, respectively.
Additionally, the Company has incurred
losses of $1,824,640 from inception through May 31, 2002. These factors, among others, raise substantial doubt as to the Company's ability to obtain debt and/or equity financing and achieve profitable operations.

The Company's management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors. Ultimately, the Company will need to achieve profitable operations in order to continue as a going concern.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE   4 - DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined in Financial Accounting Standards
Board Statement No. 7.  It has yet to
commence full-scale operations. For the five months ended May 31, 2002, the Company had a loss of $22,653. From inception through May 31, 2002, the Company did not have any net income from operations. At the current time, the Company has $43,888 in assets and $12,283 in liabilities.

The Company has not yet generated
significant revenue and has begun to fund its operations through the issuance of equity. Accordingly, the Company's ability to accomplish its business strategy and to ultimately achieve profitable operations is dependent upon its ability to obtain additional financing and execute its business plan. There can be no assurance that the Company will be able to obtain additional funding, and, if available, that the funding will be obtained on terms favorable to or affordable by the Company.
The Company's management is exploring
several funding options and expects to raise additional capital through private placements to continue to develop the Company's operations around its business plan. Ultimately, however, the Company will need to achieve profitable operations in order to continue as a going concern.

NOTE   5  -  PRODUCT RIGHTS

The company acquired certain product rights, development costs and other intangible assets at a cost of $244,000 from H.C.
Technology, Inc. (a then related
corporation). These assets were appraised on September 15, 1987 for $1,480,000 and such assets include product technology, employee replacement costs, marketing programs, trade names, and other assets with determinable value. Since the acquisition of these assets was a number of years ago, the valuation carried on the books was reserved to a zero value at May 31, 2002 and December 31, 2001 and 2000.

NOTE   6 - LICENSE FEE

The company had a license for a design of a thermal compression hemispheric jet chiller to utilize a source of heat to provide chilled water for use in refrigeration and air-conditioning systems to reduce the energy consumption of systems in which they were to be incorporated. This license fee has expired and all related costs were fully amortized at the end of 1998.

NOTE   7 - INCOME TAXES

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Amounts for estimated tax and deferred tax liabilities and assets are as follows:

						     May 31,     December 31,      December 31,
						      2002	         2001	         2000
                                         -------     ------------      ------------
Tax liability				     $     -       $      -	        $     -
Use of NOL against deferred
  tax liability                                -              -                 -
Deferred tax assets
Temporary - see below                     82,902         82,902            82,880
NOL carryover                            380,085        372,383           349,836
Net of valuation allowance              (462,987)      (455,285)         (432,716)
   Total                                 $   -0-       $    -0-           $   -0-

	The following temporary differences
gave rise to the deferred tax asset are as follows:

						     May 31,        December 31,     December 31,
					 	       2002            2001               2000
                                         --------       ------------     ------------
Tax benefit of reserve against
   product rights                        $ 82,960        $ 82,960          $ 82,960
Tax liability for organization
   write-off                                  (58)            (58)              (80)

Valuation allowance for judgment of
   realizability of net deferred
   tax benefit in future years            (82,902)        (82,902)          (82,880)
   Total                                 $    -0-        $    -0-          $    -0-

For tax purposes, the Company had available at December 31, 2001, estimated net operating loss ("NOL") carryforwards for regular Federal income tax purposes of $1,095,243. The balance of estimated NOL carryforwards through December 31, 2001 of $1,095,243 will expire as shown below.

  Year Ended
  December 31,
      2002-2004   170,425
      2005        162,877
      2006        130,190
      2007        113,298
      2008        108,239
      2009	       95,943
      2010	       46,043
      2011	       76,223
      2012	       41,855
      2013         36,512
      2018         47,325
      2019         66,313
               ----------
               $1,095,243
               ==========

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company currently utilizes office space from a major stockholder of the Company.
The stockholder is not charging the Company for the use of the office space. The
Company has recorded contributed capital, or a charge to the liability owed to the stockholder, for the estimated cost of the space at $500 per month starting January
1998 with and offset to rent expense. The same stockholder and director of the Company has provided free services to the Company.
The Company has recorded contributed
capital, or a charge to accrued interest owed to the stockholder, for the estimated cost of the services at $1,500 per month starting January 1998 with an offset to officer compensation.

The same stockholder, and director had made
certain advances to the Company on an
interest free basis, payable upon demand.
From inception of the loans to December 31,
1996, the Company has computed interest on
the advances at 8% and has treated the
interest of $70,318 as contributed capital
with an offset to interest expense.  From
1997 forward the Company had accrued
interest on the advances, until paid, as a
liability with an offset to interest
expense.  During the year ended December 31,
2000, the Company paid off the advances,
which at the time were $218,753, and paid
down certain accrued liabilities to $32,134.
During the year ended December 31, 2001, the
Company paid down certain accrued
liabilities to $23,018.   During the five
months ended May 31, 2002, the Company paid down certain accrued liabilities to $11,586.

NOTE   9 - NON-CASH TRANSACTIONS

The following non-cash investing and
financing activities occurred during the period from inception through May 31, 2002:

During 1991, the Company exchanged 50,000 shares of its preferred stock for certain license fees valued at $500,000. During
1990, the Company issued certain shares of its common stock for a prepaid lease valued at $225,000.

During 1996, the Company exchanged 2,000,000
shares of preferred stock for oil and gas
properties valued at $10,000,000.  This
transaction was rescinded.   For financial
statement purposes the transaction was
treated as being rescinded in 1998.

During 1999, the Company exchanged 296,300 shares of preferred stock for marketable securities valued at the time of exchange at $592,600. The value of the securities was determined by using market quotes for the stock at the time of the exchange.

NOTE   10 - STOCKHOLDERS' EQUITY

The Company's Preferred Stock is non-voting, non-dividend bearing, redeemable and convertible to common stock at the time the Company and the holders of the preferred stock deem it appropriate.

The Company and its assets were spun off from the previously owned parent company when a majority interest of the common stock in the old company was sold to a consulting group by the principal shareholder. The assets and liabilities were transferred to the current corporation and all the activities from inception through May 31, 2002 have remained with the current company.

The Board of Directors has authorized a
stock issuance totaling 1,000,000 shares of its common stock at $5.00 per share. The offering will be filed under the Securities
Act of 1933 or an exemption under the Act.

The Company had paid certain offering costs related to the above mentioned offering totaling $27,658. These offering costs were written off because they were over 90 days old. It is expected that additional legal and accounting costs will be incurred in relation to the offering. For the year ended December 31, 2001, the Company has paid an additional $8,793 in deferred offering costs, which were also written off.
If the current offering is successful, any additional current costs will be offset against any gross proceeds received.
Otherwise, the costs will be written off to expense at the time the offering is deemed unsuccessful or terminated.

The Company has adopted SFAS 130, which
requires presentation of comprehensive
income(net income plus all other changes in net assets from non-owner sources) and its components in the financial statements. The company has changed the format of its statements of stockholders' equity to present comprehensive income. Accumulated other comprehensive income or loss shown in the statements of stockholders' equity at May 31, 2002, is solely comprised of the accumulated change in unrealized gains and losses on marketable securities. There was no other comprehensive income prior to 1999.

The Company changed it par value for common and preferred stock from $.03 per share to $.001 per share. As a result of this change, common and preferred stock was reduced and additional paid-in capital was increased by $194,604. All references in the accompanying financial statements to common and preferred stock and additional paid-in capital have been restated to reflect the change in par value.

NOTE 11 - MARKETABLE SECURITIES

Marketable securities are carried on the
balance sheet at their fair value.  As of
May 31, 2002 and December 31, 2001 and 2000,
the market value of the available-for-sale
securities was $805, $2,781 and $5,773,
respectively.  At May 31, 2002 and December
31, 2001 and 2000, the above consisted of 2,
781, 2,781 and 2,781, respectively of common
shares of Cottage Investments, Inc.  Cottage
Investments, Inc. underwent a 1 for 133
reverse stock split effective December 17,
2001 and subsequently changed its name to
Paving Stone Corporation.  The shares
amounts in this note have been restated to
reflect the shares reverse split
transactions. Of the above difference in
shares amount of 5,717 from 1999 to 2000,
2,781 of the reduction was due to a 1 for 2
reverse stock split and the rest was from
stock sales.  At May 31, 2002, the
unrealized holding loss was $1,976 and was
shown as other comprehensive loss.   At May
31, 2002, securities classified as
available-for-sale were written down to
their market value. As of May 31, 2002, the amount of the write down was $369,295. As of May 31, 2002 and December 31, 2001 and
2000 respectively, the following applies to the company's available-for-sale securities.
Cost, after recognizing security sales and write-downs, was $805, $2,781 and $5,773.
Unrealized loss at May 31, 2002 was $1,976,

December 31, 2000 was $339,060 and
unrealized gain at December 31, 1999 was $339,060. Historical cost is used to compute realized gains. The net unrealized holding gain or loss on securities available for sale that has been included in other comprehensive income during the year ended
December 31, 2000 was a $339,060 holding loss. No stock was sold during the five months ended May 31, 2002. The total cost of the stock sold during the year ended
December 31, 2000 was $195,000.

NOTE 12 - COMMITMENTS

As part of the offering of the Company's common stock as explained in Note 10, the Company had signed an underwriting and selling agreement. The agreement called for a 5% commission of the gross proceeds of the offering, contingent upon achieving the minimum specified in the offering. The
Company was also to pay a due diligence fee of $4,000 and consulting fee of $5,950 plus mutually agreed expenses. This agreement has been terminated.

On April 24, 2000, the Company signed an agreement for 12 months for publicity and promotional services. The Company paid a $3,000 retainer per the agreement of which $1,500 was prepaid. The Company pays $1,500 per month and the provider of publicity and promotional services was to receive 1% of the stock offering described in Note 10.
The agreement was completed during the year ended 2001 and the prepayment was applied to services received and was expensed. No stock was issued under the agreement and the 1% provision no longer applies to the proposed stock offering.

NOTE 13 - SHARE EXCHANGE AND PURCHASE
AGREEMENT

On April 18, 2000, the Company signed a
share exchange and purchase agreement with Mirage Air Systems, Inc. (MAS). The transaction did not close and was not completed prior to the expiration of the agreement.

            PART II

Information Not Required in prospectus

Item 13.  Other Expenses of Issuance and
Distribution.

The estimated expenses of this offering, all of which will be paid by Registrant, are as follows:

SEC Registration Fee                                      $2,640
National Association of Securities Dealers, Inc. Fee       1,500
Nasdaq Listing Fee                                         6,000
Accounting Fees and Expenses                               3,000
Registrant's Legal Fees and Expenses                       1,500
Blue Sky Expenses and Counsel Fees                         7,000
Printing and Engraving Fees                                4,000
Transfer Agent and Registrar's Fees and Expenses           1,000
Document Preparation                                       9,950
Miscellaneous Expenses                                     7,000
                                                         -------
Total                                                    $43,590

Item 14 Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions of its Restated Articles of Incorporation, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant for expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby
undertakes:

     (1)  For purposes of determining any
liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Registrant under Rule
424(b)(1), or (4), or 497(h) under the
Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2)  For  determining any liability under
the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Item  15.  Recent Sales of Unregistered
Securities

     There have been no recent sale of
securities.

Item  16.  Exhibits.

Exhibits listed below are filed as part of the Registration Statement pursuant to Item 601 of
Regulation S-B

3.1     Articles of Incorporation of Power Save
        International, Inc., Amendment dated
        October 8, 1999 incorporated by
        reference to Form SB-2, File no. 333-
        033890.
3.2     By-Laws of Power Save International,
        Inc. incorporated by reference to Form
        SB-2, File no. 333-033890
3.3     Specimen of Security incorporated by
        reference to Form SB-2, File no. 333-
        033890.
5.1     Opinion of Counsel.
10.1    Share Purchase Agreement for Mirage Air
        Systems, Inc. incorporated by reference
        to Amendment 1 to Form SB-2, File no.
        333-033890.
10.3    Standard Lease Agreement
10.6    Lock-Up Agreement between the Company
        and  Balmer [Form] incorporated by
        reference to Form SB-2, File no. 333-
        033890.

10.6-1  Amended Lock-Up Agreement between Power
        Save and Scott E. Balmer.
23.1    Consent of David T. Thomson, P.C.
23.3    Consent of Attorney
24      Power of Attorney  (Signature Page).
99.1    Exclusive Cogeneration Commercial
         Distributor-Dealer Marketing License
        Agreement Between XYZ Corporation and
        Power Save International, Inc.
        incorporated by reference to Form SB-2,
        File no. 333-033890.
99.2    "The Proof is in the Free Trial Offer
        Results, 'No Out of Pocket Cost'"
        incorporated by reference to Form SB-2,
        File no. 333-033890.

99.3    Subscription Agreement

Item 17.  Undertakings.

     The undersigned Registrant hereby
undertakes:

(1) To file, during any period in which offers or sales are being made pursuant to Rule 415 under the Securities Act, a post-effective amendment to this Registration Statement:

     (i)  To  include any prospectus required by
Section 10(a)(3) of the
          Securities Act;
     (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.
Notwithstanding the foregoing, any increase or decrease in the total dollar value of securities offered, if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the
"Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any additional or changed material information on the plan of distribution.

     (2)  For  determining  liability  under the
Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3)  To file a post-effective  amendment to
remove from registration any of the securities that remain unsold at the end of the offering.

Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

         SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2, and has duly caused this registration statement to be signed on its behalf by the undersigned in the State of Florida on October
18, 2002.

Registrant:  Power Save International, Inc.

/s/Scott Balmer, Chairman
-----------------------------
Scott Balmer

26 POWER OF ATTORNEY TO SIGN AMENDMENTS

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Scott Balmer with full power to act without the other, his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully, for all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Principal Officers

/s/ Burton D. O'Donald
----------------------         CEO                       October 18, 2002
Burton D. O'Donald

/s/Raymond H. Bolduc II
----------------------     President,  COO,  CFO         October 18, 2002
Raymond H. Bolduc II          Controller

/s/Victor V. Vurpillat     VP, Acquisitions              October 18, 2002
----------------------
Victor V. Vurpillat

/s/Mary Jane Balmer      Interim Secretary and Treasurer October 18, 2002
----------------------          Directors
Mary Jane Balmer

/s/Scott E. Balmer              Director                 October 18, 2002
----------------------
Scott E. Balmer

















32